Exhibit 10.12
CERTAIN INFORMATION, SCHEDULES AND EXHIBITS HAVE BEEN OMITTED PURSUANT TO ITEM 601(a)(5) AND ITEM 601(b)(10) OF REGULATION S-K. THE COMPANY AGREES TO FILE SUPPLEMENTALLY TO THE COMMISSION AN UNREDACTED COPY OF THIS EXHIBIT, OR A COPY OF ANY OMITTED SCHEDULE OR EXHIBIT HERETO, UPON REQUEST. [***] INDICATES THAT SCHEDULES AND INFORMATION HAVE BEEN REDACTED.
MASTER DISTRIBUTION AND SERVICE AGREEMENT
THIS MASTER DISTRIBUTION AND SERVICE AGREEMENT (this “Agreement”) is made as of December 31, 2023 (the “Effective Date”) by and among MetLife Consumer Services, Inc., a Delaware corporation (or its applicable successor or successor-in-interest, “MCSI”), Aura Sub, LLC, a Delaware limited liability company (or its applicable successor or successor-in-interest, “Aura”), and solely for purposes of Section 4.3, Aura Group, Inc. Each of MCSI and Aura is referred to herein individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H:
WHEREAS, MCSI and Aura entered into the Distribution Agreement, effective February 22, 2022 (the “Prior Agreement”), an exclusive distribution arrangement for digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft protection products offered by Aura, whereby MCSI offers and distributes such products, as standalone products or bundled with other products, on an exclusive basis through the Employer Channel (as defined below) and on a nonexclusive basis through the Affinity Channel (as defined below), in each case on the terms and conditions set forth herein, and
WHEREAS, the Parties entered into a First Amended and Restated Distribution Agreement which replaced the Prior Agreement and included Aura’s digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft protection products in MCSI’s Legal Plan Offering (as defined below) on an exclusive basis, and
WHEREAS, the Parties wish to replace the First Amended and Restated Distribution Agreement with this Master Distribution and Services Agreement to further include Aura’s digital identity theft protection product in MCSI’s federal dental program (“FEDVIP”) on an exclusive basis.
NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS
1.1    Definitions.    The following terms have the respective meanings set forth below throughout this Agreement:
(a)    “Action” means any civil, criminal, labor, regulatory or administrative action, assessment, reassessment, suit, countersuit, claim, dispute, arbitration, proceeding, order, directive, investigation, audit, litigation, examination, mediation or similar proceeding, in each case by or before any Governmental Entity or any arbitration or mediation tribunal or authority.
(b)    “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person; provided that (i) with respect to MCSI, “Affiliate” shall mean MetLife, Inc. and its direct and indirect Subsidiaries and (ii) with respect to Aura, “Affiliate” shall exclude the Investors (as defined in the IRA) and any portfolio companies of any of the Investors.
(c)    “Affinity Channel” means current, former and prospective accounts where individuals share a common identity characteristic and are able to access certain products on a group basis related thereto, e.g., associations of individuals (and not employers) and their members, or credit unions and their customers.
(d)    “Agreement” has the meaning set forth in the Preamble.
(e)    “Annual Marketing Plan” means a marketing plan as may be agreed to among MCSI (or its applicable Affiliate) and a Client or Intermediary, as applicable, reflecting the plan for communications with Eligibles for the then upcoming calendar year, including, among other things, the form, timing and content of such communications.
(f)    “Applicable Order” means, with respect to any Person, a written directive, restriction, ruling, judgment, injunction, writ, decree, permit, license or order of any Governmental Entity or any written agreement with any Governmental Entity, in each case legally binding on that Person.
(g)    “Aura” has the meaning set forth in the Preamble.
(h)    “Aura Data Breach” means any loss, compromise, or any similar failure that results in unauthorized use, access, or disclosure of Personal Information of any Data Subject of Aura or that implicates Personal Information of any Eligible or Client in each case, if and only if occurring or occurred when such information is in the possession or within the control of Aura, including Aura’s Affiliates, vendors (to the extent Aura has elected to provide such Personal Information to such vendor) and subcontractors.
(i)    “Aura Indemnitees” has the meaning set forth in Section 7.1(a).

(j)    “Aura Intellectual Property Rights” has the meaning set forth in Section 6.5(b).
(k)    “Aura Product Specialists” means the dedicated Aura associates or other Aura employees with knowledge about the Covered Products reasonably acceptable to MCSI and to whom MCSI (and its applicable Affiliates) has access to for the purposes set forth in this Agreement.
(l)    “Bankruptcy Event” means, with respect to any Person, the occurrence or existence of any of the following events: (i) such Person makes a general assignment for the benefit of creditors, shall become insolvent or admit in writing its inability to pay its debts generally as they become due or otherwise acknowledge in writing its insolvency; (ii) such Person shall institute a voluntary case seeking liquidation or reorganization under any applicable Law relating to bankruptcy, insolvency, winding-up, reorganization or compromise of debts or other similar applicable Laws or shall consent to the institution of an involuntary case thereunder against it; (iii) except as part of a good faith reorganization where all participants are solvent, seeking liquidation, dissolution, winding-up, reorganization, arrangement, protection, relief or composition of it or a substantial part of its property or debt or making a proposal with respect to it under any applicable Law; (iv) any proceeding is commenced against it: (A) seeking to adjudicate it as bankrupt or insolvent; (B) seeking liquidation, dissolution, winding-up, reorganization, arrangement, protection, relief or composition of it or any substantial part of its property or debt or making a proposal with respect to it under any applicable Law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar applicable Laws (including any reorganization, arrangement or compromise of debt under the applicable Laws of its jurisdiction of incorporation) and such proceeding and all related proceedings have not been dismissed within sixty (60) days of commencement; (v) a receiver, trustee, agent, custodian, or other similar official for it or for any substantial part of its properties and assets, is appointed by a court of competent jurisdiction and such appointment is not being contested in good faith by appropriate proceedings or, if so contested such appointment remains outstanding, undismissed and unstayed more than sixty (60) days from the institution of such first mentioned proceeding; (vi) any creditor shall privately appoint a receiver, trustee or similar official for any substantial part of its properties and assets, and such appointment is not being contested in good faith by appropriate proceedings or, if so contested, such appointment continues for more than sixty (60) days; or (vii) any proceeding or Action by a Governmental Entity to take control of it or its assets.
(m)    “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
(n)    “Change of Control” means any transaction or series of related transactions that results in, in respect of any entity (whether or not subject to the provisions of the Exchange Act), (i) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of the entity being acquired by any “person” or “group” of persons as defined in sections 13(d) and 14(d) of the Exchange Act (other than such “person” or “group” of persons, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by equityholders of such entity immediately prior to such acquisition, in substantially the same proportion as their ownership of such entity immediately prior to such acquisition, or any trustee or other fiduciary holding securities under an employee benefit plan of such entity), (ii) the merger or consolidation of such entity with or into another entity where the equityholders of such entity, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, equity securities representing in the aggregate 50% or more of the combined voting power of the securities of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any) in substantially the same proportion as their ownership of such entity immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of such entity’s assets to any person or group of persons, other than a sale or disposition by such entity of all or substantially all of such entity’s assets to any person or group of persons, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by equityholders of such entity immediately prior to the sale or disposition, in substantially the same proportion as their ownership of such entity immediately prior to such sale or disposition.
(o)    “Client” means any current, former or prospective employer, trust, trade or professional association, affinity group, partnership, union, employee benefit plan or arrangement, Governmental Entity or other similar entity that is an existing or prospective United States customer of MetLife and to which (or to the Eligibles of which) MetLife sells, offers, markets, distributes, or otherwise makes available, or facilitates Aura’s offering, marketing, distributing or otherwise making available, the Covered Products.
(p)    “Competing Business” means any competitor of Aura engaged in the marketing, administering, servicing, selling and distributing through the Employer Channel of digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft/identity restoration products or such other products that are included in the definition of Covered Products.
(q)    “Confidential Information” means all documents and information concerning one Party, any of its Affiliates, or the Covered Products (but excluding the actual final design or features of the Covered Products that are publicly available), including any Personal Information or other information relating to or provided by any Person who purchases or are eligible to purchase the Covered Products furnished to the other Party or such other Party’s Affiliates or Representatives in connection with this Agreement, or, in respect of Aura, any Personal Information or other information relating to any Client, Intermediary or Eligible, or the transactions contemplated hereunder, except that Confidential Information does not include information which: (a) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a disclosure by the receiving Party hereunder or by any Representative or Affiliate of such Party hereto; (b) was in the possession of, or becomes available to, the receiving Party or such Party’s Representatives or Affiliates on a nonconfidential basis, directly or indirectly, from a source other than the disclosing Party or its Representatives, provided that such source is not prohibited by the disclosing Party from transmitting the information by a contractual, legal, fiduciary, or other obligation of confidentiality; or (c) was independently developed without violating any obligations under this Agreement and without the use of any other Confidential Information or any derivative thereof.
(r)    “Control” (including the terms “controlling”, “controlled” and “under common control with”) of a Person means the power to, directly or indirectly, direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise, including, with respect to a corporation, partnership or limited liability company, the direct or indirect ownership of more than 50% of the voting securities of such corporation or the voting interest of such partnership or limited liability company.
(s)    “Covered Product” means a product listed in an executed Covered Product Schedule that incorporates this Agreement by reference.
(t)    “Customer” means (a) a Client that either purchases or has purchased in the past products or services of MetLife on a group basis or makes products or services of MetLife available to its Eligibles, or (b) an Intermediary who is representing one or more Clients that either purchases or has purchased in the past products or services of MetLife on a group basis or makes products or services of MetLife available to its Eligibles.
(u)    “Data Protection Requirements” means any and all applicable Laws, industry requirements and contracts relating to the Processing of Personal Information, including (a) each Law relating to the protection or Processing of Personal Information, including as applicable, but not limited to, the Federal Trade Commission Act, 15 U.S.C. § 45; the CAN-SPAM Act of 2003, 15 U.S.C. §7701 et seq.; the Telephone Consumer Protection Act, 47 U.S.C. § 227; the Health Insurance Portability and Accountability Act of 1996; the Health Information Technology for Economic and Clinical Health Act; the Fair Credit Reporting Act, 15 U.S.C. 1681; the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801, et seq.; the Electronic Communications Privacy Act, 18 U.S.C. §§ 2510-22; the Stored Communications Act, 18 U.S.C. § 2701-12; the California Consumer Privacy Act of 2018 and the California Privacy Rights Act of 2020 as each may be amended and any related regulations or guidance provided by the California Attorney General or the California Privacy Protection Agency; Laws requiring notification to any Person or Governmental Entity in the event of an Aura Data Breach or MCSI Data Breach; and all implementing regulations and requirements, and other similar Laws and (b) each applicable rule, code of conduct, or other requirement of self-regulatory bodies.
(v)    “Data Subject” means any person whose Personal Information is being collected, stored, or otherwise Processed pursuant to this Agreement, including in the case of Aura any Eligible purchasing or eligible to purchase any Covered Products.
(w)    “Employer Channel” means current, former and prospective accounts where employers, trusts, any aggregation of employers, partnerships, unions, employee benefit plans or arrangements, or Governmental Entities or other similar entities that make products available to their Eligibles. This includes associations and trusts that aggregate employers, e.g., professional employer organizations.
(x)    “Excluded Products” means the products described in Section 2.2(c).
(y)    “Governmental Entity” means any federal, state, local, domestic or foreign agency, court, tribunal, administrative body, regulatory agency or body, arbitration panel, department or other legislative, judicial, governmental, quasi-governmental entity or Self-Regulatory Organization with competent jurisdiction.
(z)    “Intellectual Property” means all of the following rights arising under the laws of any jurisdiction in the world: (i) copyrightable works, copyrights, works of authorship, designs, and any other original works of authorship in any medium, and all registrations and applications therefor and all moral rights in the foregoing, (ii) all patentable inventions, discoveries, improvements (whether or not reduced to practice), patents or utility models, and any applications or registrations therefor, including reexaminations, reissues, continuations, divisionals and continuations-in-part, and patent disclosures, (iii) rights in trade secrets and other confidential and nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including methodologies, algorithms, systems, processes, technology, confidential customer and business information, (iv) database rights, (v) software, including interpreted or compiled source code, object code, and associated development documentation, programming tools, drawings, specifications, metadata and data, (vi) any other legally enforceable intellectual property rights or proprietary rights, and (vii) in each case above whether registered or unregistered, and including any registrations or applications for registration of any of the foregoing; provided, however, Intellectual Property does not include any rights in any information any rights in or any trademarks, service marks, brands or other indicia of origin (“Trademarks”).
(aa)    “Intermediary” means a broker, consultant, general agent, intermediary or other third party that recommends the Covered Products to current or prospective Clients or their Eligibles or affinity groups or members thereof, purchases products or services of MetLife on a group basis or for current or prospective Clients or makes products or services of MetLife or Covered Products available to Eligibles with respect to establishing a program offering the Covered Products available to a group.
(bb)    “Law” means, with respect to any Person, any statute, law, principle of common law, code, treaty, ordinance, rule or regulation of any Governmental Entity applicable to such Person.
(cc)    “Licensee” has the meaning set forth in Section 5.5(b).
(dd)    “Licensor” has the meaning set forth in Section 5.5(b).
(ee)    “Lien” means any mortgage, pledge, security interest, encumbrance, hypothecation, right of first refusal or offer, license, easement, servitude, assignment, restriction, lien or charge.

(ff)    “Losses” has the meaning set forth in Section 7.1(a).
(gg)    “M&A Transaction” has the meaning set forth in Section 2.2(d).
(hh)    “M&A Acquired Product” has the meaning set forth in Section 2.2(d).
(ii)    “Market Competitive” with respect to any Aura or third party, as applicable, product at the relevant time, means a product with major product features, pricing and servicing substantially on a parity with those generally offered in products in the same category or class that are performing well in the market at the relevant time, as reasonably determined by MetLife based on reported industry sales of such products.
(jj)    “MCSI” has the meaning set forth in the Preamble.
(kk)    “MCSI Data Breach” means any loss, compromise, or any similar failure that results in unauthorized use, access, or disclosure of Personal Information of any Data Subject of MCSI that implicates Personal Information of any Eligible or Client in each case, if and only if occurring or occurred when such information is in the possession or within the control of MCSI, including MCSI’s Affiliates, vendors (to the extent MCSI has elected to provide such Personal Information to such vendor) and subcontractors.
(ll)    “MetLife” means MetLife, Inc. and its direct and indirect Subsidiaries.
(mm)    “MetLife Indemnitees” has the meaning set forth in Section 7.1(b).
(nn)    “New Product Plan” has the meaning set forth in Section 2.4(b)(ii)(b).
(oo)    “New Proposed Product” means any product proposed as a new Covered Product or any proposed change to an existing Covered Product, in each case to the extent addressed by subclause (a) of Section 2.4, prior to the Parties’ agreement to its designation as a Covered Product or such product becoming a full (non-provisional) Covered Product as contemplated by Section 2.4.
(pp)    “Pango Group” means the entities set forth on Schedule A.
(qq)    “Party” and “Parties” have the meanings set forth in the Preamble.
(rr)    “Permit” means any consent, approval, license, permit, certificate or authorization from any Governmental Entity.
(ss)    “Person” means any natural person, corporation, trust, estate, general partnership, limited partnership, limited liability company, proprietorship, other business organization or Governmental Entity or other legal entity.
(tt)    “Personal Information” means (i) any “nonpublic personal information” as such term is defined under the Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (ii) any information that can directly or indirectly identify an individual, such as name, address, date of birth, social security number, government or national identifier, telephone number, internet activity, or other unique identifier, together with any other information that relates to an individual who has been so identified in any format whether written, electronic or otherwise, (iii) information that can be used to authenticate an individual (including, without limitation, passwords or PINs, signatures, biometric data, unique identification numbers, answer to security questions, or other personal identifiers) in any format whether written, electronic or otherwise, or (iv) any personally identifiable medical, financial and other personal information about proposed, current and former applicants, policy owners, contract holders, insureds, claimants and beneficiaries of annuity contracts.
(uu)    “Processing,” “Process” or “Processed,” with respect to data, means any collection, access, acquisition, storage, protection, use, re-use, recording, disposal, disclosure, re-disclosure, destruction, transfer, modification, or any other processing (as defined by any applicable Data Protection Requirement) of such data.
(vv)    “Qualified Public Offering” means an underwritten offering to the public if immediately thereafter the common stock of Aura (or any holding company or Subsidiary of Aura formed in connection with such transaction) is publicly held and listed on the Nasdaq stock market or any successor thereto or the New York Stock Exchange or any successor thereto, and (i) if the offer results in gross proceeds (before underwriting discounts and selling commissions) to the issuer and the selling securityholders of at least $150,000,000 and (ii) the price per share of such offer is at least $25.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock).
(ww)    “Representatives” has the meaning set forth in Section 7.1(a).
(xx)    “Service Standards” has the meaning set forth in Section 3.1(j).
(yy)    “Stewardship Meeting” means a meeting with a Client or Intermediary conducted by MetLife for any or all products distributed by MetLife, which meetings are generally held on an annual basis, but may be held on a more or less frequent basis depending on such Client’s or Intermediary’s, as applicable, preferences.
(zz)    “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent (50%) of such securities or ownership interests are at the time directly or indirectly owned by such Person.
(aaa)    “Term” has the meaning set forth in Section 8.1(a).
(bbb)    “True-Up Eligible” has the meaning set forth in Section 4.3(b).
(ccc)    “Warrant Cap” means 13,455,104 shares of Aura Group, Inc. common stock, with such number of shares subject to appropriate, equitable adjustment to the extent there are any changes in the capitalization of Aura by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, so that the rights and privileges of MCSI (or its applicable Affiliate) and value of such Warrants shall continue without adverse effect, as specified in the Warrant to be entered into between the Parties.
(ddd)    “Wholesalers” means any of the sales associates, or other employees or independent contractors, of Aura set forth on Schedule D hereto, who are knowledgeable about the Covered Products, subject to removal from such Schedule upon the Parties’ mutual agreement (which such agreement is not to be unreasonably withheld, conditioned or delayed) following either Party’s written (email being sufficient) request for removal, and any replacement thereof or additional individual sales associates, or other employees or independent contractors, of Aura mutually agreed by MCSI and Aura (which such agreement is not to be unreasonably withheld, conditioned or delayed) to be added to Schedule D (acting reasonably and in good faith).
(eee)    “Subscription” means, unless as otherwise defined in a Covered Product Schedule, the right of a primary enrollee, and their eligible dependents and other related individuals and families, to access and use a Covered Product as result of the primary enrollee’s eligibility to be covered pursuant to a Covered Product. For avoidance of doubt, a primary enrollee, and their eligible dependents and other related individuals and family members, shall constitute one Subscription.
(fff)    “Transition Period” has the meaning set forth in Section 5.9.
(ggg)    “Eligible” shall mean the individual enrollee and their eligible dependents and other related individuals and families that are eligible to enroll in a Covered Product as identified in an applicable Covered Product Schedule.
(hhh)    “Applicable Channels” shall mean the sales channels identified in an applicable Covered Product Schedule to this Agreement.
(iii)    “Aura Subject Revenue” shall mean the cumulative total of all subject revenue indicated as applicable under Statements of Work to this Agreement
(jjj)    “Total Gross Revenue” shall mean the cumulative total of all gross revenue indicated as applicable under Statements of Work to this Agreement.
(kkk)    “Covered Product Schedule” or “CPS” shall have the meaning set forth in Section 2.1(a).

ARTICLE 2
COVERED PRODUCTS AND EXCLUSIVITY
2.1    Scope.
(a)    The Parties intend that this Agreement shall govern their relationship with respect to the sale of the Covered Products to Clients, Intermediaries, and Eligibles as described in a Covered Product schedule entered pursuant to this Agreement from time to time and executed separately by the Parties (each a “Covered Product Schedule” or “CPS”), which Covered Product Schedule(s) shall be governed by this Agreement and incorporated by reference herein. The CPS shall include details relevant to the applicable product which may include, but not be limited to, the following information, if applicable: (a) a description of the Covered Products; (b) the Applicable Channels the Covered Products may be sold in; (c) the term of the CPS; (d) whether and what fees and/or revenue shares will be included as an input into the Aura Subject Revenue calculation; and (e) whether and what amounts will be included as an input into the Total Gross Revenue calculation. The Parties intend that the Covered Products will, during the period contemplated by Section 8.1(a), be marketed, sold and distributed by MetLife and its Affiliates in accordance with the terms hereof as set forth in applicable Covered Product Schedules to this Agreement; provided that, subject to Section 2.2, nothing herein shall impair MetLife’s right or ability to sell, market or distribute products (including products of third parties constituting Competing Business) other than Covered Products. Nothing contained in this Agreement shall create, and nothing is intended to create, the relationship of employer-employee, joint venture, partnership or association between MetLife and its Affiliates, on the one hand, and Aura and its Affiliates, on the other hand.
(b)    Without the express prior written consent of MCSI no Covered Products will be branded with MetLife’s marks or otherwise include any MetLife name or any reference to MetLife; and the Parties shall mutually agree on the use of MetLife’s name, trademarks, or branding on Covered Products (with Aura’s consent to such use as MCSI requests not to be unreasonably withheld, conditioned or delayed).
2.2    Exclusive Relationship.
(a)    During the Term, MetLife and its Affiliates shall have the exclusive right to sell, market, and distribute the Covered Products as set forth in the applicable Covered Product Schedules. MetLife shall, during the Term, assign sales goals, which for the avoidance of doubt shall not be an obligation of any party hereto or be deemed a projection or expectation of sales volumes for purposes of this Agreement, to its applicable account executives in respect of the Covered Products, work to schedule sales training in respect of the Covered Products for its account executives and other applicable employees and provide a monthly sales report to Aura, in arrears, in form and substance to be reasonably agreed by the parties following the date hereof describing, at a high level, the sales efforts of the MetLife team in respect of the Covered Products.
(b)    During the Term, other than in respect of any Excluded Products for which no such limitation shall apply, MetLife will not through the Applicable Channels in the

United States, and for the avoidance of doubt without any limitation on any other channel or business of MetLife, offer for sale or distribution, whether on a standalone basis or as part of a bundle of products, directly or indirectly, any digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft/identity restoration products other than Covered Products.
(c)    Exceptions. Notwithstanding the foregoing, MetLife will be permitted to market, offer, distribute or sell in Applicable Channels or otherwise without breach of this Agreement, and shall not be bound by such exclusivity or restrictions in respect of:
(i)    [***];
(ii)    [***];
(iii)    any M&A Acquired Product to the extent contemplated by (and only for the period permitted under) Section 2.2(d); or
(iv)    any Rejected New Proposed Product (or a product that is substantially the same as a Rejected New Proposed Product).
(v)    Notwithstanding anything herein to the contrary, MetLife shall not be deemed to be in violation of Section 2.2(b) to the extent and as a result of (i) holding any non-Controlling interest (whether economic, voting or otherwise) in any Person, (ii) any actions by any (x) employee, consultant, independent contractor or other representative or agent of MetLife outside of such capacity with MetLife, or (y) Client, Intermediary or Eligible without being caused or directed by MetLife in circumvention of its obligations under this Agreement, or (iii) the provision of any services or products (other than digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft/identity restoration products), or other business assistance (including in respect of operations or management) to any Person, even if such Person is selling, marketing or distributing digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft/identity restoration products in the Employer Channel.
(d)    Notwithstanding anything herein to the contrary, for the avoidance of doubt, the exclusivity and restrictions contained in this Section 2.2 shall not prohibit MetLife from (i) acquiring any interest, economic, voting, Control or otherwise, in, (ii) forming a joint venture, partnership or similar relationship with, (iii) acquiring all or a portion of the assets or capital stock of, or (iv) becoming otherwise involved with any Person, including a Competing Business (each a, “M&A Transaction”), provided that if MetLife, as a result of any M&A Transaction, from or after the date hereof, is involved in the marketing, sale, distribution, offer or servicing of any digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft/identity restoration products in the Employer Channel or any other activity prohibited by Section 2.2(c) (any such product, a “M&A Acquired Product”), MetLife shall use its commercially reasonable efforts to transition all Clients, Intermediaries and Eligibles that receive such M&A Acquired Product to the equivalent (or other) Covered Products as soon as reasonably practicable but in any event no later than two (2) years following the consummation of such M&A Transaction, and such M&A Acquired Product will be deemed an Excluded Product for such two (2)-year period for all purposes of this Agreement but solely to the extent described in this Section 2.2(d).
(e)    [***]
2.3    Updates to Covered Products.
(a)    From and after the Effective Date hereof, to the extent Aura or any of its Affiliates develops for sale or marketing (or otherwise acquires the right to sell or market), in each case on a standalone basis or bundled with any other Aura product or any third-party product, any other digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft/identity restoration products or similar or related products, Aura shall promptly (and in any event (x) in respect of any developed product, at least thirty (30) days prior to any marketing, sale or commercialization of such product by Aura or any of its Affiliates or representatives, and (y) in respect of any acquired product, within ten (10) Business Days of acquiring any right to market, sell or otherwise commercialize such products), provide MCSI with a copy of, and reasonable technical specification and support documentation in respect of, such product so as to allow MCSI to determine if such product shall become a Covered Product, and shall cooperate with and provide any reasonable requested information related to such Covered Product to MCSI in making such determination. If MCSI determines in its sole discretion to include such product as a Covered Product, it shall within thirty (30) days following the notice date inform in writing (email being sufficient) Aura of such determination and, upon giving such notice, such product shall automatically become a Covered Product, and the applicable Statements of Work, hereto shall be automatically updated to include such product as a Covered Product.
2.4    New Proposed Products; Non-Market Competitive Products.
(a)    From time to time during the Term, (i) MCSI may at its sole discretion, propose to Aura the development of any digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft/identity restoration product, which is not currently offered by Aura (whether it includes product features from other Covered Products,, or otherwise), or material modification of any existing Covered Product, and (ii) not more than once in any rolling twelve (12) month period in respect of any single, particular Covered Product (without limitation in respect of any other Covered Product), if MCSI determines in good faith that any Covered Product is not Market Competitive, MCSI may, at its sole discretion, request improvements, new or modified features or services or otherwise propose modifications or alterations to any Covered Product for purposes of making such Covered Product Market Competitive, in each case by sending written notice (email being sufficient) to Aura providing a reasonable description of the proposed product or changes, the reasons for and reasonable evidence or support that such Covered Product is not Market Competitive (where applicable), and any applicable required or requested product features, specifications, modifications, services and pricing requirements (such a proposal a “New or Market Competitive Product Proposal”).

(b)    Upon receipt of a New or Market Competitive Product Proposal, Aura shall have a period of thirty (30) days to consider such proposal during which time MCSI shall reasonably cooperate with Aura in its consideration of such New or Market Competitive Product Proposal, attempt in good faith to respond to reasonable inquiries of Aura regarding such New or Market Competitive Product Proposal and consider in good faith any reasonably requested adjustments to such New or Market Competitive Product Proposal.
(i)    If Aura determines not to proceed with such New or Market Competitive Product Proposal or fails to inform MCSI in writing (email being sufficient) that it intends to proceed with such New or Market Competitive Product Proposal during such period, such new or modified proposed product Covered Product that is the subject of such New or Market Competitive Product Proposal shall be deemed a “Rejected New Proposed Product” and an Excluded Product for all purposes of this Agreement, and
(ii)    if Aura determines to proceed with such New or Market Competitive Product Proposal, the parties shall have a period of sixty (60) days to:
a.    reasonably and in good faith agree on a time period to develop a New Product Plan (as defined below) in respect of such New or Market Competitive Product Proposal based on the level of complication, extent of new or proposed modified features, products, services or other changes or applicable market timing factors,
b.    during such sixty (60)-day period, cooperate with each other in good faith (with Aura being entitled to unilaterally end such cooperation period at any time at which point such new or modified proposed product, Covered Product that is the subject of such New or Market Competitive Product Proposal shall be deemed a Rejected New Proposed Product and an Excluded Product for all purposes of this Agreement) to further clarify the scope, features, minimum pricing, specifications, services and other terms to develop such new product or render such existing product Market Competitive, as applicable, and the timing and milestones for development and “go-to-market” timing in connection therewith, and develop a plan to achieve such in the desired timing in form and substance to be mutually and reasonably agreed in writing by the parties (the “New Product Plan”), and
c.    (1) if the Parties cannot reasonably agree on such scope, features, minimum pricing, specifications, services and other terms of such product and the timing for development and “go-to-market” timing or otherwise cannot agree on a New Product Plan in respect of such product during such sixty (60)-day period, such new or modified proposed product that is the subject of such New or Market Competitive Product Proposal shall be deemed a Rejected New Proposed Product and an Excluded Product for all purposes of this Agreement, and (2) if the Parties reasonably agree on such scope, features, minimum pricing, specifications, services and other terms of such product and the timing for development and “go-to-market” timing (such development and “go-

to-market” timing the “New Product Timing”) and agree, in writing, to a New Product Plan in respect thereof, Aura shall use commercially reasonable efforts to develop such product or modify such non-Market Competitive Covered Product, as applicable, for commercialization within the New Product Timing in accordance with the New Product Plan.
d.    Upon the earliest of any material deviation from the New Product Plan not otherwise consented to by MetLife (which consent shall not be unreasonably withheld, conditioned or delayed) by Aura, or Aura ceasing to use commercially reasonable efforts to develop such new or modified proposed product or modify such non-Market Competitive Covered Product in accordance with the New Product Plan, such new or modified proposed product or Covered Product that is the subject of such New or Market Competitive Product Proposal shall be deemed a Rejected New Proposed Product and an Excluded Product for all purposes of this Agreement.
e.    Upon the completion of the New Product Plan within the New Product Timing, such new or modified proposed product shall be or such modified non-Market Competitive Covered Product, as applicable, shall be or remain, as applicable, a Covered Product.
ARTICLE 3
DISTRIBUTION AND SERVICING OF COVERED PRODUCTS
3.1    Distribution of Covered Products and Related Obligations. Subject to the limitations and rights otherwise described herein, including the possible discontinuation or suspension of the distribution and sale of Covered Products in accordance with Section 3.2 and the right to elect early termination of the applicable Term pursuant to Section 8.3, during the Term the Parties hereby agree that:
(a)    Aura manage their business so as to ensure the availability of, and shall make available, to MetLife a number of Aura Product Specialists reasonably sufficient to support the arrangements contemplated by this Agreement and, in any event, at least as many Aura Product Specialists as MetLife reasonably requests and the Wholesalers (who have not otherwise been hired as full-time employees by MetLife), including a reasonably sufficient number of additional Wholesalers (or replacements for Wholesalers) from and after the Effective Date hereof reasonably required or requested by MetLife, in each case to support the distribution arrangements contemplated hereby, that MetLife can utilize in connection with the sale, marketing or distribution of Covered Products, including as may be reasonably requested to prepare for or participate in intermediary, customer, industry and other market-facing meetings, as well as be readily available and accessible for intermediary or customary escalations and requests (including requests for information).
(b)    Aura shall bear all fees, costs and expenses of such Aura Product Specialists and Wholesalers (including travel and lodging expenses and other out-of-pocket expenses in providing the services in (a) above); provided that in the case of such Wholesalers, except as otherwise agreed by MCSI, all such Wholesalers shall be instructed by Aura to, and Aura will ensure that all such Wholesalers, support MetLife and the distribution arrangements contemplated hereby on a fully dedicated basis, and such Wholesalers will not be given any other work, tasks or assignments by Aura other than as related to MetLife and the distribution arrangements contemplated hereby (and in any event no roles or responsibilities outside of the Applicable Channels) without reasonable consultation with and approval of MCSI.
(c)    MCSI will have day-to-day direction with regard to the activities of such Wholesalers and Aura shall ensure that such Wholesalers comply with all instructions and requirements from MCSI in connection with the performance of their duties under the Agreement (including any request by MCSI for a particular Wholesaler to cease working in the Employer Channel or in respect of any MCSI Clients or Intermediaries); provided, however, that the Wholesalers will remain under the general supervision and management of Aura and its Affiliates and will be subject to the Aura’s policies and other procedures in effect from time to time with respect to their other employees, including, without limitation, those policies and procedures set forth in Aura’s code of conduct and those relating to the workplace, harassment, discrimination, human rights and other conditions of employment. For the avoidance of doubt, each Aura Product Specialist and Wholesaler will for purposes of this Agreement, be an employee solely of Aura, and Aura shall be solely responsible for such Wholesalers salary, other compensation, benefits and related expenses.
(d)    Aura and MCSI acknowledge and agree that in connection with the services to be provided as contemplated by this Agreement, the Wholesalers are not and will not be deemed to be employees of MetLife for any purpose unless separately hired by MetLife as full-time employees as contemplated hereby.
(e)    At any time during the Term, MCSI (or MetLife, as applicable) may, after reasonable notice and consultation with Aura, at its option and subject to agreement of mutually acceptable terms, make offers of employment to any Wholesalers for purposes of hiring such Wholesalers in whatever capacity MetLife deems appropriate, and Aura shall reasonably cooperate with such efforts (including making such Wholesalers available to MetLife for discussions and, absent notice and approval from MCSI, not making any adjustments to the compensation or benefits currently available to such persons while employed at Aura).
(f)    Aura shall provide ongoing training and support to the Wholesalers, at its sole cost and expense, in a manner, on terms, and on topics and substance at least as favorable to MetLife and such Wholesalers as offered to similarly purposed Aura employees (including subject matter experts and market-facing sales associates) and, in any event, at a minimum as provided in a Broker Coordination framework to be mutually agreed by the Parties following the date hereof, working together in good faith, and upon such agreement to be set out in Schedule G hereto.
(g)    The Parties hereby agree that, unless otherwise requested by such Intermediaries or Customers (other than the customers identified in an applicable Covered Product Schedule), the applicable MetLife Affiliate shall be the sole contracting party with the Intermediaries and Customers (other than customers identified in an applicable Covered Product

Schedule), pursuant to such agreements as MetLife deems appropriate to enter into with such Intermediaries and Customers, and, where such Intermediaries or Customers (other than customers identified in an applicable Covered Product Schedule) request or require Aura or its applicable Affiliate to be a party to an agreement with such Intermediary or Customer, Aura shall, and shall cause its applicable Affiliates, to consider entry into such agreement in good faith and shall enter into any reasonably requested agreement.
(h)    MCSI and its MetLife designees shall have the exclusive right to market for distribution the Covered Products, for a price determined [***], in the Applicable Channels, and, at its discretion, in its Affinity Channel.
(i)    To the extent any Intermediary or Client reaches out to Aura or any Aura employee in respect of a request for information, RFP, sales or marketing requests or questions or otherwise in respect of the Covered Products, Aura shall promptly inform MCSI and direct all such communications to one of the designated MetLife account executives or other MetLife employees. For the avoidance of doubt, MCSI will be responsible for the coordination and completion of RFPs, including solicitation of input from the respective MetLife and Aura subject matter experts. Both Parties will use reasonable efforts to provide the required information needed to complete the RFP in a timely manner.
(j)    Aura shall provide the Covered Products and all necessary IT and other technological infrastructure and technical and other information relating thereto for sale, marketing and distribution by MetLife in a form and on terms at least as favorable as to the Eligibles as otherwise standard for Aura’s customers and as offered to any other similarly situated Person in any channel by Aura or any of its Affiliates or resellers and at levels at least equal to those set forth in Service Standards to be mutually agreed by the parties following the date hereof, working together in good faith, and upon such agreement to be set out in Exhibit B hereto (the “Service Standards”).
(k)    MCSI shall be responsible for all Client and Intermediary servicing, case implementation, renewals, issue resolution, reporting and Client/Intermediary Stewardship Meetings, with requisite support as needed from the Aura team, and Aura shall provide all such reasonably requested support in a form and on terms at least as favorable to MetLife as offered to any other Person by Aura or any of its Affiliates (other than Pango Group solely to the extent not relating to the Covered Products or any business or operations related thereto), Representatives, resellers, wholesalers or other business partners and, in any event, at standard levels at least equal to those set forth in the Service Standards, once developed as contemplated hereby.
(l)    Aura shall be responsible for all end-user/Eligible servicing and for the servicing of the Covered Products themselves and shall provide servicing, customer support (including customer helplines, sales support, training and compliance), technology support and related services to the Eligibles who purchase the Covered Products directly from Aura or any of its Subsidiaries in a form and on terms at least as favorable to such Eligibles as offered to any other Person by Aura or any of its Affiliates, Representatives, resellers, wholesalers or other business partners and, in any event, at standard levels at least equal to those set forth in the Service Standards, once developed as contemplated hereby. The Parties acknowledge that, as a condition precedent to the provision of the foregoing services by Aura, the applicable end-user/Eligible shall first execute Aura’s then in effect terms and conditions of service, end-user license agreement and privacy policy broadly applicable to the users of the Covered Products including in other channels.
(m)    [***]
(n)    Aura shall create such IT systems and maintain sales channels permitting MetLife and its Clients/Intermediaries to direct Eligibles to Aura for the sale of, or enrollment in or activation of, Covered Products as contemplated by this Agreement, and Aura shall develop IT systems and capabilities reasonably designed to track the revenue from such sales and differentiate such revenue from other revenues of Aura.
(o)    Aura shall, subject to applicable Law and any restrictions imposed by Customers or Eligibles actually purchasing Covered Products, provide to MetLife, on a timely basis, (i) updated information and key metrics concerning the Customers and their Eligibles acquisition and use of Covered Products in a manner and format to be mutually reasonably agreed by the Parties, as may be supplemented or adjusted based on Customer preferences, relating to the Covered Products to the extent reasonably requested by MetLife account management in preparation for any Stewardship Meeting or similar client or benefits intermediary review meetings, or engagement with MetLife on the Annual Marketing Plan; and (ii) information concerning feedback from such Customers and their Eligibles and any correspondence received by Aura from such Customers relating to the Annual Marketing Plan.
(p)    Aura shall provide reasonable cooperation with MetLife in developing and administering its Annual Marketing Plan to the extent in respect of the Covered Products.
(q)    Notwithstanding anything to the contrary herein, MetLife and its Affiliates shall in no event be required to:
(i)    Except as otherwise provided in any applicable Covered Product Schedule, offer or issue any Covered Product in any particular market segment or type;
(ii)    offer or issue any Covered Product in any jurisdiction where the offer or issuance of such a product would constitute a violation of applicable Law; or
(iii)    maintain its Employer Channel or Affinity Channel, continue to sell products through such relationships generally or, except as expressly contemplated hereby, operate with respect to or approach such relationships in any particular manner, provided that in the event that MetLife intends to discontinue the Employer Channel, Aura shall have recourse to its applicable termination rights under Article VIII in connection with such discontinuation.

3.2    Suspension or Termination of Sales. MCSI may suspend or terminate the distribution and sale of some or all Covered Products in some or all distribution channels at any time it reasonably determines it is required to by applicable Law (or so as to not be in violation of applicable Law); provided that MCSI shall give Aura at least one hundred and eighty (180) days prior notice of such suspension or termination (unless prohibited or otherwise restricted by applicable Law, in which case the timing of such notice shall be the maximum period prior to such occurrence which is permitted under applicable Law), such notice to contain a description of the applicable Law giving rise to such suspension or termination.
3.3    Marketing, Sales and Training Materials.
(a)    MetLife shall perform all of its marketing, sales, and distribution activities hereunder in compliance in all material respects with all applicable Laws, including without limitation those Laws governing false advertising, unfair competition, and consumer protection; provided that MetLife shall have no responsibility to Aura or its Affiliates in respect of any failure of the foregoing to the extent resulting from any information or materials provided to MetLife by Aura or its Affiliates.
(i)    Employer Channel. MCSI shall prepare and be responsible for any and all marketing, sales and training materials and Eligible/customer written or digital communications in respect of the marketing, distribution or offer of the Covered Products and for the Employer Channel, in each case including any communications following the date of this Agreement with any Aura Group Customers. Aura will cooperate in good faith in the preparation and review prior to distributing such marketing, sales and training materials and Eligible/customer written or digital communications including providing such information as MCSI shall reasonably request. Language used in already cleared materials or communications shall not need to be re-submitted.
(ii)    Affinity Channel. The Parties hereby agree to use commercially reasonable efforts to consult with each other in good faith in developing marketing guidelines, materials and plans in respect of sales of the Covered Products and Covered Legal Plan Products in the Affinity Channel and to provide the other Party with a copy of any marketing materials (to the extent relating to the Covered Products) for use in the Affinity Channel; provided any such guidelines, materials and plan must, in any event, be acceptable to each Party in its sole discretion and the Parties shall not coordinate marketing or sales in the Affinity Channel. Furthermore, Aura hereby agrees to provide MetLife with all information in respect of Aura, its Subsidiaries or the Covered Products reasonably requested by MetLife to the extent referenced in any such marketing materials or to the extent any such marketing materials are based thereon.
(b)    Aura shall be responsible for, and shall prepare and maintain and make available to MCSI for distribution, all technical manuals, specifications, guides, FAQs and similar materials in respect of the Covered Products (including customer support materials) and MCSI shall have the right to review such materials and provide comments (which Aura shall consider in good faith).

(c)    Each Party shall use commercially reasonable efforts to provide the other Party copies of all written or digital communications and sales documentation between the providing Party and its sales and support personnel, on the one hand, and interested in purchasing or actually purchasing Covered Products (or Clients on their behalf, as applicable) and plans therefore prior to use, distribution and implementation and shall consider in good faith any comments from the other Party thereon. The Parties shall annually, or on such more frequent basis as is reasonable, meet to determine the frequency of such communications, and each Party shall ensure that such communications are not distributed on a more frequent basis for any such year than as agreed among the Parties. The Parties shall work in good faith to develop and approve initial approved materials following the date hereof, which once so approved shall be included herein as Exhibit A hereto. In respect of written or digital communications to Eligibles that purchase Covered Products (including support and marketing materials) and scripts/guides for oral communication, each Party shall provide copies of such documents to the other Party upon written request and shall consider any requests or comments provided by the other Party in respect thereof in good faith.
(d)    Materials provided by Aura to Eligibles (or Clients on their behalf, as applicable) shall not refer to MetLife or its Affiliates without the express prior written consent of MCSI or its applicable Affiliate, which MCSI or any applicable Affiliate may withhold in its discretion. Aura and its Affiliates shall use commercially reasonable precautions to prohibit the use and distribution of materials not permitted by this Section 3.3.
ARTICLE 4
REVENUE SHARE, FEES, AND EXPENSES
4.1    Fees and Revenue Share. During the Term and thereafter, the fees MCSI shall pay to Aura and/or the revenue share MCSI shall be entitled to receive, shall be as set forth in the applicable Covered Product Schedule to this Agreement.
4.2    Expenses. Except as otherwise provided herein, each Party shall bear the expenses it incurs in carrying out its responsibilities and obligations assumed under this Agreement.
4.3    Warrant Payment.
(a)    Initial Warrant Payments. In addition to the revenue share described above, for each [***] (excluding, for the avoidance of doubt, any sales taxes paid by Aura, MCSI, any Eligible, or Customer or any other Person in respect of the sale of Covered Products), Aura shall, at the end of each calendar year in arrears for the prior twelve (12) month period, issue or cause Aura Group, Inc. to issue fully vested Warrants to MCSI, or any Affiliate of MCSI as MCSI designates, to purchase [***] shares of Aura Group, Inc. common stock, in the form set forth as Exhibit C hereto, (i) with such number of shares subject to appropriate, equitable adjustment to the extent there are any changes in the capitalization of Aura Group, Inc. by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, so that the rights and privileges of MCSI (or its applicable Affiliate) and value of such Warrants shall continue without adverse effect, as specified in the Warrant to be entered into between the Parties and (ii)

in each case up to such number as would not cause the total number of shares underlying such Warrants granted to such date hereunder to exceed the Warrant Cap.
(b)    True-Up Warrant Payment. MCSI shall be deemed “True-Up Eligible” at any applicable time if [***]. If MCSI is True-Up Eligible, MCSI will receive an additional number of such Warrants to purchase shares of Aura Group, Inc. common stock equal to the lesser of (1) an ownership of such common stock on a fully diluted basis (inclusive of any Warrants previously issued) equal to the quotient of (x) the Aura Subject Revenue for the calendar year ending December 31, 2027 divided by (y) the total revenue from the sale of Covered Products by Aura across all channels for the calendar year ending December 31, 2027 measured in accordance with U.S. generally accepted accounting principles as in effect at the time, consistently applied, and (2) the Warrant Cap (inclusive of any Warrants previously issued). Notwithstanding anything to the contrary herein or in any Warrants, the total number of shares of Aura Group, Inc.’s common stock issuable upon the exercise of all Warrants granted to MetLife pursuant to this Agreement shall in no event exceed the Warrant Cap.
(c)    If any direct or indirect parent company or subsidiary of Aura Group, Inc. effects an IPO or a direct listing where following such direct listing such Person has any class of equity securities listed on a nationally recognized stock exchange in the United States or foreign stock exchange of similar class, or enters into any transaction or series of related transactions (whether by merger, consolidation, reorganization, business combination or otherwise) among such Person, a “blank check” entity using proceeds raised pursuant to an initial public offering or other special purpose acquisition company (a “SPAC”) and one or more other parties (if any) pursuant to which the business of the Company becomes part of an entity which is listed on a nationally recognized stock exchange in the United States or foreign stock exchange of similar class, MCSI shall have the right, in its sole discretion, to require that, in lieu of the issuance of the Warrants in respect of Aura Group, Inc. common stock pursuant to Section 4.3(a) and, if applicable, Section 4.3(b), from and after the consummation of such transaction or series of related transactions, as applicable, such Person issue Warrants on substantially identical terms in respect of shares of the applicable class of equity securities of such Person who has a listed class of equity securities, for such amounts of equity securities of such Person representing the same economic, voting and other ownership percentage as MCSI (or its designee, as applicable) would at such time be entitled to in Aura and with similar rights, protections and privileges as then-in-effect, and the Aura hereby agrees (i) to take and cause its Affiliates and subsidiaries to take all such actions, or refuse to take any actions, as are necessary to effect the provisions of this Section 4.3(c), and (ii) that effecting the provisions of this Section 4.3(c) shall be a condition prerequisite to the consummation of any such transaction or series of related transactions.
(d)    If, following the date hereof but prior to the date it is known to a certainty by the parties whether MCSI is or is not True-Up Eligible, Aura Group, Inc. or any of its Subsidiaries enters into an agreement to effect a Change of Control Transaction or a Change of Control Transaction is otherwise to be effected, MCSI shall be deemed for purposes of this Agreement to be True-Up Eligible. Immediately prior to the consummation of such Change of Control Transaction, Aura Group, Inc. shall make the true-up Warrant payment contemplated by Section 4.3(b) to MCSI of an additional number of Warrants to purchase shares of Aura Group,

Inc. common stock equal to an ownership of such common stock on a fully diluted basis (inclusive of any Warrants previously issued) up to the Warrant Cap and subject to the cap set forth in the last sentence of Section 4.3(b) with adjustment proportionally for stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares and reorganizations.
ARTICLE 5
ADDITIONAL RESPONSIBILITIES AND OBLIGATIONS
5.1    Limitation of Authority. Each of the Parties hereby acknowledges and agrees that, except as otherwise expressly provided for in this Agreement (including MetLife’s ability to bind Aura in respect of the sale of Covered Products), other Party and its Representatives are not acting as an agent or representative of the Party and shall have no authority to act on behalf of, bind, act as agent of or otherwise represent such Party or its Affiliates.
5.2    Compliance with Law and Data Privacy and Protection.
(a)    Each of MCSI and Aura shall, and shall cause their respective Affiliates to, perform their respective obligations under this Agreement and conduct any sales of Covered Products, or any other products or services to Eligibles, at all times in accordance with applicable Law.
(b)    The Parties acknowledge that in connection with the matters contemplated by this Agreement the Parties shall engage in the sharing of certain data to facilitate the distribution of Covered Products, and the fulfillment of their obligations hereunder. The Parties hereby acknowledge and agree that: (i) MetLife will collect, have access, and/or retain only such Personal Information for the Eligibles that is required for MetLife in order to perform the marketing, communication and billing obligations for the Covered Products (other than such information as collected, accessible or retained from sources other than Aura or its Affiliates), including as and to the extent agreed by MetLife with the Clients and Intermediaries (as applicable), contemplated hereby, and any Personal Information of an Eligible or Aura Group Customer that Aura shares with MetLife (other than such information as collected, accessible or retained from sources other than Aura or its Affiliates) will be stored in a systems environment designed to be reasonably secure, safeguarded and in material compliance with all applicable Laws relating to Personal Information and Data Privacy; (ii) in the course of marketing and selling Covered Products to Eligibles, MetLife shall hold or obtain all material licenses and permits required under applicable Laws (including without limitation the FCRA) for MetLife’s use of Personal Information and other data regarding Eligibles in connection with this Agreement; and (iii) once a Covered Product is purchased by an Eligible (or Client or on behalf of an Eligible), any Personal Information provided to or collected by Aura will not be used by Aura or shared with any third party other than as required to provide the services and Covered Products purchased by the Client, or Eligible consistent with Aura’s ordinary course of business and, with respect to de-identified and aggregated data, in connection with the improvement and development of Aura’s products and services and shall otherwise be subject to the IT Control Requirements, and in any event in a manner that complies with MetLife’s requirements under its agreements with its Clients communicated by MetLife to Aura in writing. With respect to information subject to the FCRA, FCRA regulations require that an individual Eligible provide authorization to Aura to access and monitor such Eligible’s credit file. In scenarios where the point of enrollment is controlled and undertaken by MetLife, and for the avoidance of doubt excluding any scenario where Aura or any of its Affiliates, or any of their respective Customers or any third party engaged by such Customers or Aura or any of its Affiliates, is undertaking such enrollment or the applicable portion thereof (including where such Covered Product is Customer-paid and such applicable Eligible will activate its membership through the Aura (or its Affiliates’) website or portal), MetLife shall obtain, and where such point off enrollment is controlled by MetLife’s Customers or any third party entity engaged by MetLife’s Customers or MetLife instruct such Customer or third party to obtain, the required authorization from the applicable Eligible and is required to retain, or instruct such Customer or third party, as applicable, to retain, the record of authorization for as long as the Eligible is enrolled. Should an audit of Aura’s services by a third party require Aura to provide proof of authorization, MetLife agrees to reasonably cooperate with Aura to provide records of such authorization held by MetLife. Aura shall reasonably cooperate with MetLife in meeting its obligations under this Section 5.2(b) in respect of FCRA and information subject thereto, including providing authorization forms and similar documentation utilized by Aura and its Subsidiaries for such purpose and any internal compliance guide or similar documentation on the topic.
(c)    Aura shall, as soon as reasonably practicable following the Effective Date but in any event no later than one hundred and fifty (150) days following the Effective Date, comply with MetLife’s IT Controls Requirements attached as Schedule I hereto. Any Processing of Personal Information in a jurisdiction outside the United States requires the prior written approval of MetLife. Aura shall not (and shall ensure that its Affiliates and agents do not) cause or permit Personal Information to be transferred across international boundaries (including by means of remote access) without MetLife’s express written authorization.
(d)    Aura will be responsible for the security of such Personal Information as described in the preceding clause (b)(iii). Exhibit D hereto sets forth a description of the data which will be shared and any related services that will be provided by each Party to the other in respect thereof. Except as may be otherwise agreed by the Parties in writing, each Party shall bear its own costs incurred in connection with the provision and receipt of such data and services, including costs incurred in connection with the development and maintenance of the applicable information technology and other processes required in order to permit such data sharing and related services. [***] In the case of any Aura Data Breach, Aura shall mitigate and remediate such matter in a timely manner.
(e)    No Party shall be obligated to share any data pursuant to this Agreement to the extent that such Party reasonably concludes that the provision of such data would conflict with applicable Law, Data Protection Requirements or a third-party agreement. With respect to all Personal Information received or processed by Aura, Aura shall comply with Data Protection Requirements. Without limiting the foregoing, Aura hereby represents and warrants to MetLife that with respect to itself, it has implemented, maintains and complies with a written information security program that (i) complies with Data Protection Requirements, (ii) identifies and assesses reasonably foreseeable internal and external risks to Personal Information, and (iii) includes legally compliant administrative, technical and physical safeguards to mitigate such risks and to protect the security, availability, confidentiality and integrity of Personal Information.
(f)    Aura hereby agrees that, in respect of the Personal Information, Confidential Information and other information described in clause (ii) of Section 5.2(b), it, its Affiliates, and its and their respective Representatives:
(i)    have been advised of the sensitive and confidential nature of any Personal Information it may receive from the other Party under this Agreement and shall only use such Personal Information, Confidential Information and other information other than in the sale and support of the Covered Products as contemplated hereby;
(ii)    [***];
(iii)    shall not share any such Personal Information or any other Confidential Information with its group insurance providers (including the provider of its group identity theft or similar insurance policies), including any information that would permit or assist such provider in marketing any products to Eligibles, Clients or otherwise through the Employer Channel or Affinity Channel;
(iv)    will comply with all Laws relating to Personal Information including, but not limited to, the maintenance, safeguarding, disclosure and disposal of the Personal Information it receives from the other Party; and
(v)    shall implement and maintain such administrative, technical and physical safeguards as necessary to protect the security, availability, confidentiality and integrity of the Personal Information it receives from the other Party.
(g)    Aura hereby agrees that during the Term and from and after the termination of this Agreement or expiration of the Term, as applicable, Aura shall not and shall cause its Affiliates not to, directly or indirectly, (a) solicit, knowingly encourage or knowingly induce any Client, Intermediary, Customer or Eligible to terminate or cancel any insurance program, service, relationship or agreement with MetLife, or (b) other than in compliance with Section 3.3 during the Term, and in any case from and after the termination of this Agreement or expiration of the Term, as applicable, solicit, knowingly encourage or market to any Eligible to purchase any Covered Product using Personal Information or Confidential Information received during the Term; provided that existing Aura products may be renewed subject to ongoing payment of the revenue share and Warrants to MetLife in accordance with the terms hereof. Each Party further agrees that during the Term, it shall not use Personal Information or Confidential Information received from the other Party pursuant to this Agreement or in connection therewith to solicit or encourage Clients, Intermediaries or Eligibles of the other Party to purchase any digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft protection products (other than Covered Products or Covered Legal Plan Products) or otherwise compete with the other Party for the sale of any products. In addition, for a period of two (2) years from the termination of Section 2.2 hereunder (whether prior to or concurrent with the expiration of the Term or earlier termination of this Agreement),

(i) MetLife in respect of the Aura Group Customers who, at such time, remain Aura Group Customers and have not been serviced by MetLife during the Term (other than those Aura Group Customers who are, in respect of the Covered Products or any other products or services, then-current Customers of MetLife) and (ii) Aura and its Affiliates in respect of the MetLife then-current or former (during the Term) Customers and any prospective Customers of MetLife who, at such time, have provided MetLife a notice of sale or award in writing or are in active contract negotiations where substantive terms have been agreed (with MetLife to provide a schedule of such qualified prospective customers reasonably promptly, and in no event later than forty-five (45) days, following such termination of Section 2.2), shall not and shall cause its Affiliates not to solicit, knowingly encourage or market to any Eligible of any such Customer or Aura Group Customer, as applicable, to purchase any Covered Product digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft protection or other product or service that is competitive with the products or services of such other Party, other than, in respect of such Eligibles, engaging in any marketing or advertisement efforts on a general solicitation basis (non-targeted or targeted on factors other than relating to employment with such Customer or Aura Group Customer). For avoidance of doubt, nothing in this paragraph shall restrict either Party from soliciting or marketing to an Eligible on a direct-to-customer basis (i.e., not through a Client) who, as of the effective date of termination is not a current Customer or Aura Group Customer or an Eligible thereof on a general solicitation basis (non-targeted) in any retail channel.
5.3    Licenses. Each Party and each Affiliate thereof that fulfills such Party’s obligations under this Agreement shall at all times maintain all necessary Permits that such Person is required to maintain under applicable Law to perform such activities.
5.4    Confidentiality. The Parties agree that, other than as contemplated by this Agreement and to the extent permitted or required to implement the transactions contemplated by this Agreement, the Parties will, and will cause their Affiliates to, keep confidential and not use or disclose the other Party’s Confidential Information and the terms and conditions of this Agreement, including the exhibits and schedules hereto, utilizing the same standard of care as it uses to protect its own information of a like nature (but in any event no less than a reasonable standard of care). Notwithstanding the foregoing, the obligations of this paragraph shall not apply to Confidential Information that (x) is required to be disclosed by applicable Law or any Applicable Order or ruling of any state insurance regulatory authority or any other Governmental Entity, (y) is required to be disclosed in the financial statements of such Party or any of its Affiliates or (z) is required to be disclosed in connection with any dispute resolution proceeding between the Parties in respect hereof; provided that in the event of disclosure pursuant to the foregoing items (x) or (y), the Party subject to such requirement shall provide prior notice of the disclosure to the other Party (if legally permitted) and reasonably cooperates with efforts by the other Party to contest the disclosure or secure a protective order or other confidential treatment therefor.

5.5    Intellectual Property.
(a)    The Parties agree that any and all right, title and interest in intellectual property developed by Aura under this Agreement as a result of Aura’s performance under this Agreement, including all right, title and interest in the intellectual property rights embodying and contained in the Covered Products, the copyrightable elements of each form, the trade secrets underlying such products, and the product specifications for such products shall be owned exclusively by Aura. Without limiting the foregoing, the Parties acknowledge and agree that, subject to the immediately following sentence, as between the Parties, all right, title, and interest in and to all Intellectual Property embodied or incorporated in any modifications, iterations, or derivative works of the Covered Products shall be owned solely by Aura, and that nothing herein shall be construed as: (i) any sale, assignment, or transfer by Aura of any proprietary interest in or to any Intellectual Property embodied or incorporated in Covered Products; or (ii) establishing any joint ownership or other shared ownership of Intellectual Property embodied or incorporated in Covered Products for any purpose. Notwithstanding anything herein to the contrary, all right, title and interest in Intellectual Property developed by either Party independently of its performance under this Agreement or preceding the Effective Date of this Agreement will be owned by such Party.
Subject to the terms and conditions of this Agreement and any other applicable agreements between the Parties, each of MetLife, on the one hand, and Aura, on the other hand (as applicable, the “Licensor”) hereby grants (on behalf of the Licensor and its Affiliates) to Aura or MetLife, respectively (as applicable, the “Licensee”), and the Licensee hereby accepts, a limited, royalty-free, fully paid up, nonexclusive, non-sublicensable, revocable right and license, during the Term to use any Intellectual Property related to or contained within the marketing materials and advertising content, technical content, Covered Products, and related materials as applicable, owned by the Licensor, or any of its respective Affiliates, and made available to Licensee or its Affiliate or any of their respective Customers or their Eligibles hereunder or in connection herewith, solely for the purpose of the sales, marketing, and distribution activities contemplated by this Agreement and solely to the extent required for such purpose, provided that in no event shall MetLife reverse-engineer, decompile, attempt to discover the underlying source or object code, or otherwise use or access the Covered Products (or permit any third party to engage in such activities) for the purpose of developing, marketing, selling, improving, distributing, or otherwise facilitating a competitive product or service to the Covered Products. Subject to the terms and conditions of this Agreement and any other applicable agreements between the Parties, Aura hereby grants to MetLife, and MetLife hereby accepts, a limited, royalty-free, fully paid-up, nonexclusive, non-sublicensable, revocable right and license, during the Term on a world-wide basis, to use the granting Party’s applicable trademarks included in such marketing materials, advertising content, technical content, Covered Products and related materials, solely to the extent required to distribute such materials and in otherwise respect of the Covered Products in connection with MetLife’s performance hereunder, in each case as set forth hereunder, provided that any public use thereof (or distribution of marketing material bearing such marks) shall be subject to prior written approval of the Party owning such trademark, such approval not to be unreasonably withheld, conditioned or delayed. All goodwill accruing from such uses of Aura’s trademarks will inure solely to Aura’s benefit. MetLife shall comply with all of the Aura’s written policies and standards provided to MetLife governing such trademarks provided to MetLife in advance of the proposed use, shall comply with all applicable Laws in connection with its use of such trademarks, and shall immediately cease any uses upon Aura’s written request (provided that such request shall not require the recall, redaction, censorship, removal, or modification of print materials then in circulation or other similar then-current public uses not within Licensee’s reasonable control). Upon the termination or expiration of this Agreement, each Licensee will promptly cease all use and dissemination of the Intellectual Property of the Licensor, except as may be expressly permitted under any separate, surviving agreement between them.
5.6    Publicity. Except as contemplated by the Distribution Agreement, neither of the Parties will make any public announcement or issue any public communication regarding this Agreement or the transactions or relationship contemplated hereby or any matter related to the foregoing, without the prior written consent of the other Party (not to be unreasonably withheld), except if such announcement or other communication is required by applicable Law or Applicable Order, in which case the disclosing Party shall, to the extent permitted by applicable Law or Applicable Order, first allow the other Party to review such announcement or communication and the opportunity to comment thereon (other than any situation where such other party has previously agreed to ongoing publicity or reference of particular content or reference to such other Party).
5.7    Non-Disparagement. During the Term of this Agreement and for a period of [***] hereafter, each of Aura and MCSI shall not, and shall cause its Affiliates not to, directly or indirectly, in writing or orally, disparage the other Party, any of its Affiliates, to any person not Affiliated with such other Party in any manner likely to be harmful to such other Party or its Affiliates, or its business reputation, in respect of the business relationship contemplated by this Agreement. Nothing in this Section 5.7 shall prohibit MCSI, Aura or their respective Affiliates from (i) making statements believed by such Person to be truthful in response to a disparaging statement by the other Party or a subpoena or other valid legal process or as otherwise required or protected under applicable Law, (ii) making statements believed to be truthful to any Governmental Entity in any filing or in response to any inquiry by a Governmental Entity or (iii) in the context of any litigation between the parties or their respective Affiliates.
5.8    Observer Rights. During the period beginning on the date hereof and ending on the earlier of (i) the date the Term of this Agreement expires or of any earlier termination hereof, or the date on which a Qualified Public Offering or a Deemed Liquidation Event (as defined in the Certificate of Incorporation of Aura Group, Inc., as amended) is consummated, MCSI or its applicable designee shall have a right to appoint a representative to attend all meetings of the Board of Directors of Aura Group, Inc. (and any Subsidiary thereof that is an Affiliate thereof to the extent such Board contains any independent members or any non-employee of Aura) in a nonvoting observer capacity and, in this respect, such representative shall receive from Aura Group, Inc. copies of all notices, minutes, consents, and other materials provided to its directors at the same time and in the same manner as provided to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided, further, that the Aura Group, Inc. reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if and solely to the extent that (a) access to such information or attendance at such meeting would reasonably be expected to adversely affect the attorney-client privilege between Aura Group, Inc. and its counsel or require disclosure of any commercially or competitively sensitive information (as determined in good faith by the Board of Directors), and/ or (b) the matters to be discussed in such meeting relate to the issuance of the Warrants or shares underlying the Warrants or the other transactions contemplated by this Agreement; provided further that Aura Group, Inc. shall provide prompt notice to the representative of any such exclusion.
5.9    Post Change of Control and Termination Servicing. For a period of (i) in the case of any Change of Control of Aura or its Subsidiaries, through the remainder of the Term of this Agreement (or any earlier termination pursuant to the terms hereof) plus [***] rom the expiration of the Term or such earlier termination, as applicable, or (ii) in the case of the expiration of the Term or earlier termination of this Agreement in accordance with its terms, at [***] following such expiration or earlier termination, as applicable, or, in each case, such longer period as Aura makes the Covered Products available to other customers of Aura or any other Person or otherwise services, maintains, supports or provides access to such Covered Products for any Person (“Transition Period”), Aura shall, and shall cause its Affiliates and Representatives, to continue to maintain, support and provide access to the Covered Products, service the Covered Products and provide technical and customer support on the Covered Products to all current and former Eligibles,, or MetLife Customers who, as of such time, have purchased the Covered Products (or had such Covered Products purchased for their benefit) on terms and at levels at least as favorable to such Eligibles, MetLife Customers as in effect prior to such Change of Control or expiration of the Term or earlier termination of this Agreement.
ARTICLE 6
REPRESENTATIONS AND WARRANTIES
6.1    Organization. Each Party represents that it is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization; has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted; and that it and each of its applicable Affiliates has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby.
6.2    Authority; Enforceability. Each Party represents that the execution, delivery and performance by such Party and each of its applicable Affiliates of this Agreement, and the consummation by such Party and each of its applicable Affiliates of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Party and each of its applicable Affiliates, and no other action is necessary on the part of such Party or any of its applicable Affiliates to authorize this Agreement or to consummate the transactions contemplated hereby. Each Party represents that this Agreement has been duly executed and delivered by such Party and each of its applicable Affiliates that is a party to such Agreement and, assuming the due authorization, execution and delivery by each other Party hereto or thereto, this Agreement and constitutes a legal, valid and binding obligation of such Party and each of its applicable Affiliates that is a party, enforceable against such Party and each applicable Affiliate in accordance with its respective terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.
6.3    Noncontravention. Each Party represents that neither the execution, delivery and performance of this Agreement by such Party or any Related Agreement by such Party or any Affiliate that is a party thereto, nor the consummation of the transactions contemplated hereby or thereby by such Party or its Affiliate, will, with or without the giving of notice or the lapse of time or both, result in a violation or breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or require that a notice be given to, or a consent be obtained from, a third party (excluding a Governmental Entity), or result in the imposition of any Lien upon any of the properties, rights or assets of such Party or its Affiliates, under (a) the organizational documents of such Party or any applicable Affiliate, (b) any Law or Applicable Order to such Party or any applicable Affiliate, or (c) any contract to which such Party or any applicable Affiliate is a party, except in the case of clauses (b) and (c) to the extent that any such violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Party’s or any applicable Affiliate’s ability to perform its obligations under this Agreement or any Related Agreement.
6.4    Compliance with Applicable Laws. Each Party hereby represents and warrants to the other Party that it and its Affiliates and Representatives are in compliance with all applicable Laws and Data Protection Requirements relating to the Covered Products and the distribution arrangements contemplated hereby in all material respects, and that it and its Affiliates and Representatives are not subject to any Applicable Order that restricts or would reasonably be expected to restrict in any respect the ability of such Person to perform all of such Person’s obligations under this Agreement. Each Party represents and warrants that except as would not otherwise have a material adverse effect on such Party or the distribution arrangements contemplated hereby, neither it nor any of its Affiliates or Representatives, has received any written notice or other communication from any Governmental Entity regarding any investigation or review by any Governmental Entity in connection with the conduct or operation of its business that is pending or any actual or alleged violation of, or failure on the part of such Person to comply with, any applicable Laws in connection with the conduct or operation of its business, in each case other than any such item that has been resolved to the satisfaction of such Governmental Entity or that is no longer being pursued by such Governmental Entity following a response by such Person. Each Party represents and warrants that to the knowledge of such Party, no director or officer of such Party, its Affiliates or Representatives is subject to any material disciplinary or similar order issued by any Governmental Entity that would have a material adverse effect on such Party or the distribution arrangements contemplated hereby. Each Party hereby represents and warrants to the other Party that: (x) it and its Affiliates and Representatives hold or have obtained, and maintain in full force and effect, all material Permits necessary to entitle it to carry out its obligations hereunder and all such Permits are valid and in full force and effect; (y) to the knowledge of such Party, it and its Affiliates and Representatives are not, in any

material respect, in breach or violation of any such Permit; and (z) no such Permit has been revoked, suspended, terminated or materially impaired in any manner as of the Effective Date hereof and none of such Party, its Affiliates or Representatives are the subject of any pending Action or, to the knowledge of such Party, any Action threatened in writing, in each case, seeking the revocation, suspension, termination, impairment or material modification of any such Permit.
6.5    Intellectual Property.
(a)    Each Party and its Affiliates represents and warrants that it and they exclusively own all right, title and interest in and to or holds a license or otherwise have a right to use all other Intellectual Property or Trademarks that they respectively license or otherwise provide to the other Party as set forth hereunder.
(b)    Aura represents and warrants that it and its Subsidiaries exclusively own all right, title and interest in and to or holds a license or otherwise have a right to use all Intellectual Property or Trademarks that are used or held for use in the conduct of its businesses as currently conducted, including in all respects compromising any part of the Covered Products and Covered Legal Plan Products (collectively, the “Aura Intellectual Property Rights”), in each case, free and clear of all Liens, other than the Liens granted pursuant to that certain First Lien Credit Agreement, dated as of December 3, 2021, by and among WC SACD Holdings, Inc., as the borrower, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and the lenders party thereto from time to time.
(c)    Aura represents and warrants that there is not pending or threatened in writing, against Aura or any of its Subsidiaries, including before any Governmental Entity, any claim by any Person contesting the use or ownership of any Aura Intellectual Property Rights, or alleging that Aura or any of its Subsidiaries is infringing any Intellectual Property or Trademark rights of any Person (including any unsolicited demand or request in writing from any Person to license any Intellectual Property or Trademarks), nor has there been in the past three (3) years, and there are no claims pending before any Governmental Entity that have been brought by Aura or any of its Subsidiaries against any Person alleging infringement of any Aura Intellectual Property Rights, nor has there been in the past three (3) years.
(d)    Aura represents and warrants that the operation of the businesses of Aura and its Subsidiaries, as currently conducted, and as will be conducted through the Term of this Agreement, including the sale and distribution of the Covered Products, does not and will not infringe, misappropriate or otherwise conflict with, and has not in the past three (3) years infringed, misappropriated or otherwise conflicted with, any Intellectual Property or Trademark rights of any third party; and to Aura’s knowledge, no third party is infringing on, misappropriating, or otherwise conflicting with, and has not in the past three (3) years infringed, misappropriated or otherwise conflicted with, any Aura Intellectual Property Rights. Without limiting the representation and warranties granted hereunder or any remedy available to MetLife for any breach thereof (including for any breaches prior to effectiveness of such cure), the Parties agree that in the event of Aura’s breach of a representation or warranty set forth in Sections 6.(c)) or this Section 6.5(d), Aura may, at its option, use commercially reasonable efforts to: (i)

replace or modify the allegedly infringing product, service, or material so that it is no longer infringing; or (ii) procure for MetLife additional licenses or rights sufficient to permit continued use of the allegedly infringing product, service, or material without further liability with respect to its alleged infringement; whereupon in either case upon the effectiveness of such matter as described in the preceding subclauses (i) or (ii), and solely from and after such effectiveness, such breach shall be deemed cured and Aura shall have no further liability therefor, which for the avoidance of doubt does not cure or limit any such liability for such breach prior to such effectiveness.
(e)    Aura is in possession of the source code and object code for all Covered Products and no such software or code original to the Covered Products has been disclosed, licensed, escrowed or made available to or for any Person and no Person has been granted any rights thereto (except with respect to source code in escrow for Covered Products from Aura’s prior acquisition of Circle Media Lab, Inc.). Aura’s and its Subsidiaries’ use of “open source” software has fully complied with the applicable corresponding licenses for such software and no Covered Product is subject to any “open source” software in a manner that has or would (i) require any distribution, disclosure, or licensing of any such Covered Product (including source code thereof), (ii) create any obligation to grant, or purport to grant, to any other Person any rights or immunities under any Intellectual Property, or (iii) impose any economic limitations on the commercial exploitation of any Covered Product.
(f)    The representations and warranties in this Section 6.5 shall exclude the Pango Group from Aura for, and only for, those periods where the Pango Group is no longer an Affiliate of Aura.
ARTICLE 7
INDEMNIFICATION
7.1    Indemnification.
(a)    Indemnification by MetLife. MCSI shall indemnify and defend Aura against, and shall hold Aura, and its Affiliates, each of their respective shareholders, officers, directors, employees, and each of the heirs, executors, successors and assigns of any of the foregoing (“Representatives”) (collectively, the “Aura Indemnitees”) harmless from, any actual loss, liability, damage, Action, assessed interest, penalty, tax or expense (collectively, “Losses”) suffered or incurred by or imposed on such Aura Indemnitee to the extent arising out of, without duplication, (i) any breach of any representation and warranty of MetLife contained in Article 6, (ii) any breach of the covenants or agreements of MetLife contained in this Agreement, (iii) any MCSI Data Breach, security incident, failure to comply with Data Protection Requirements or similar failure related to any Data Subject involving the IT systems of MetLife or by MetLife, as applicable, and (iv) any errors, omissions, negligence, misrepresentation, fault or wrongful action of MetLife or its Affiliates (including a material failure to comply with applicable Law) in its performance of its obligations hereunder.
(b)    Indemnification by Aura. Aura shall indemnify and defend MetLife against, and shall hold MetLife, its Representatives and its Affiliates, each of their respective shareholders, officers, directors, employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “MetLife Indemnitees”) harmless from, any Losses suffered or incurred by or imposed on such MetLife Indemnitee to the extent arising out of, without duplication, (i) any breach of any representation and warranty of Aura contained in Article 6, (ii) any breach of the covenants or agreements of Aura contained in this Agreement (iii) any Aura Data Breach, security incident, failure to comply with Data Protection Requirements or similar failure related to any Data Subject involving the IT systems of Aura or its Affiliates or by Aura or its Affiliates, as applicable, including any such Losses arising, directly or indirectly, under or in connection with any of MetLife’s relationships or arrangements with its Clients, Intermediaries or Eligibles (in each case without duplication of Losses already paid by Aura to such Clients, Intermediaries or Eligibles from Aura), and (iv) any errors, omissions, negligence, misrepresentation, fault or wrongful action of Aura or its Affiliates (including a material failure to comply with applicable Law) in its performance of its obligations hereunder.
(c)    Whether pursuant to this Section 7.1, in any cause of action arising from the existence of this Agreement or otherwise, in no event shall any Party be liable for (and the term Losses shall exclude) any lost profits, punitive, consequential, special or exemplary damages unless, and solely to the extent that, a Party becomes obligated to pay such damages to a third party that is not an Affiliate of any Party or such damages are reasonably foreseeable. No Party shall have a right to set-off any claim pursuant to this Article 7 against any payment or other amounts due pursuant to this Agreement.
7.2    Indemnification Procedures.
(a)    A Person who may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought under this Article 7, describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim and the estimated amount of the Losses that have been or may be sustained by an Indemnified Party relating to such claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article 7 except to the extent the Indemnifying Party is prejudiced by such failure.
(b)    Upon receipt of notice of a claim for indemnity from an Indemnified Party pursuant to this Section 7.2 in respect of a third party claim that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement and including without limitation a pending or threatened claim or demand asserted by a third party against the Indemnified Party, the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such third party claim, assume the defense and control of such third party claim, with its own counsel and at its own expense, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such third party claim with its own counsel and at its own expense. The Indemnified Party may take any reasonable actions reasonably necessary to defend such third-party claim prior to the time that it receives notice from the Indemnifying Party as contemplated by the preceding sentence. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any third party claim, unless such settlement, compromise or discharge does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement, (ii) not encumber any of the material assets of any Indemnified Party or agree to any restriction or condition that would materially adversely affect any Indemnified Party and (iii) obtain, as a condition of any settlement or other resolution, a complete and unconditional release of each Indemnified Party from any and all liability in respect of such third party claim. The Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party.
(c)    Notwithstanding anything to the contrary in this Article 7 (including Section 7.1), no Indemnifying Party shall have any liability under this Article 7 for any Losses arising out of or in connection with any third-party claim that is settled or compromised by an Indemnified Party without the consent of such Indemnifying Party.
7.3    Rights, Remedies, etc. are Cumulative. Subject to Section 7.1(c), the rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws; provided that in no event shall any Party or indemnified party hereunder be entitled to duplicate recoveries under this Agreement and any other Related Agreement attributable to the same underlying event giving rise to a Loss or Losses.
ARTICLE 8
TERM AND TERMINATION; AND DISPUTE RESOLUTION
8.1    Term and Termination.
(a)    Subject to earlier termination pursuant to Section 8.2 or Section 8.3, the term of this Agreement shall terminate on February 22, 2032 (such period as subject to earlier termination, the “Term”).
(b)    This Agreement shall terminate on the date on which the Term has terminated or expired. Upon termination of this Agreement, the provisions of Article 4, Section 5.2, Section 5.3, Section 5.4, Section 5.5, Section 5.7, Section 5.8, Article 7 and Article 9 shall survive.

(c)    Notwithstanding any termination of this Agreement, the expiration of the Term or any termination of any portion of this Agreement:
(i)    Aura shall continue to service any Covered Products in force at the levels described herein, including the Service Standards, once developed as contemplated hereby, and make any payments due to MetLife per the terms of Section 4.1 hereof;
(ii)    Aura shall not terminate or change the terms of any Covered Products in force in a manner not consistent with its current practices or in violation of applicable law and;
(iii)    Aura shall retain the right to negotiate and enter into distribution agreements or arrangements for Covered Products and (y) MetLife shall retain the right to negotiate and enter into distribution agreements in the Employer Channel, Affinity Channel or otherwise or other arrangements for the marketing, sale or distribution of digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft/identity restoration products during the Term so long as such agreements and arrangements do not take effect until the expiration of the Term or, as applicable, earlier termination of this Agreement, in each case subject to the terms and conditions hereof (including Section 5.2, Section 5.4, Section 5.7 and Section 5.8); provided, however, that any such arrangement or agreement entered into by Aura or its Affiliates shall not conflict with the provisions of Article 9 hereof, including in respect of ongoing revenue share for post-Term/post-termination revenues from Eligibles and former Eligibles and the issuance of any Warrants.
(d)    Upon the expiration of the Term or other termination of this Agreement, (i) each Party shall, upon the request of the other Party, redeliver to the disclosing Party, return or destroy all Confidential Information of the other Party, including all tangible material of any type containing or reflecting any information, knowledge or data contained in the Confidential Information (whether prepared by such Party or otherwise, and whether in such Party’s possession or the possession of any Affiliate or Representative), and such receiving Party shall not retain any copies, extracts or other reproductions, in whole or in part, of such material, other than to the extent required for ongoing servicing obligations of the Covered Products, Eligibles or Clients/Intermediaries as required by the terms hereof (in which such case all confidentiality obligations and limitations on use contained herein in respect of such Confidential Information shall survive) and, such Party shall redeliver, return or destroy such Confidential Information upon it ceasing to be so required for such servicing obligations, and (ii) each Party shall, and shall cause its Affiliates, to cease using or distributing any sales, marketing, distribution, training or other materials containing any the other Party’s trademarks, name or other branding. Notwithstanding anything herein to the contrary, for the avoidance of doubt, the provisions of Sections 5.2(f) and 5.2(g) shall survive any such expiration or termination, as applicable, in respect of all applicable information, including Confidential Information.
8.2    Early Termination of Exclusivity by Aura. Aura shall have the right, in its sole discretion, upon written notice to MetLife to terminate Section 2.2 of this Agreement (but not any other provision of this Agreement) upon the occurrence of any of the following events:

(a)    MetLife and Aura have not achieved [***]
(b)    MetLife and Aura have not achieved [***]
(c)    MetLife has not taken commercially reasonable steps during fiscal years 2022, 2023 and/or 2024 to establish a sales platform and distribute the Covered Products in accordance with the specifications and standards set forth in this Agreement, and otherwise in a manner reasonably designed to potentially reach the standards set forth in clause (b) above and failed to take the steps set forth in a remediation plan developed jointly by Aura and MetLife on a good faith and commercially reasonable basis in connection therewith (and after appropriate significant prior notice from Aura); provided that in the case of this clause (c), (x) any such termination may not take place prior to the date that is nine (9) months from the Effective Date, and (y) such termination right in favor of Aura shall be subject to Aura providing detailed notice of such failure to take commercially reasonable steps to MetLife, and working with MetLife to establish a reasonably detailed remediation plan that is commercially reasonable and Aura’s good faith cooperation with MetLife (in all instances) relating thereto. In any event, Aura may not exercise the termination right set forth in this paragraph to the extent that MetLife’s failure to take such commercially reasonable steps was directly caused by Aura’s own material breach of this Agreement or to the extent Aura is then-otherwise in material breach of its obligations under this Agreement.
Notwithstanding anything herein to the contrary, Aura hereby agrees that if Aura were to terminate Section 2.2 of this Agreement pursuant to this Section 8.2, (i) all other provisions of this Agreement shall remain in full force and effect in accordance with their terms and (ii) Aura shall not, and shall cause its Affiliates not to, partner, enter into a joint venture or enter into a distribution or similar arrangement with a competitor of MetLife in the Employer Channel (which shall include any enterprise or Person offering employee benefit products in the Employer Channel) in respect of the Covered Products or any other digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft/identity restoration products for a period of [***] from the applicable date of termination. Notwithstanding anything herein to the contrary, a termination of the exclusivity provisions hereunder shall not otherwise effect the requirements of the Parties hereunder and Aura acknowledges and agrees that MetLife shall continue to receive the various rights, privileges and protections provided hereunder and Aura shall continue to be obligated to permit MetLife to distribute and market the Covered Products (on a nonexclusive basis) and shall sell, support and service the Covered Products to Eligibles (and Clients or Intermediaries on their behalf, as applicable) as otherwise provided hereunder and in accordance with the Service Standards, once developed as contemplated hereby.

8.3    Early Termination of the Agreement.
(a)    MetLife shall have the right, in its sole discretion, upon written notice to Aura, to terminate the Term and this Agreement upon the occurrence of any of the following events:
(i)    a Change of Control of Aura or any of its Subsidiaries, except as the result of an initial public offering (IPO) of Aura or any of its Subsidiaries on a nationally recognized stock exchange;
(ii)    any material breach by Aura or its Affiliates of the Service Standards, once developed as contemplated hereby, subject to the notice and cure processes contained therein;
(iii)    a material Aura Data Breach;
(iv)    any act or failure to act by Aura, its Affiliates or any of their respective officers, director, managers, equityholders, partners, employees, independent contractors or other representatives’ whether pursuant to or in connection with this Agreement or the matters contemplated hereby or otherwise that has a non-de minimis and adverse impact on the reputation of MetLife or any constituent entity thereof, including any non-de minimis violation of Law, or any accusation, claim, Action or investigation in respect thereof by any Governmental Entity or any Aura Data Breach which shall, in each case, be deemed an act or failure to act having a non-de minimis and adverse impact on the reputation of MetLife or any constituent entity thereof for purposes of this Agreement;
(v)    a Bankruptcy Event with respect to Aura or any of its Subsidiaries; or
(vi)    a material violation or breach by Aura of any covenant, representation or warranty contained in this Agreement or any Warrant issued hereunder and such violation or breach has not been waived by MCSI or cured by Aura by the date that is thirty (30) days after receipt by Aura of written notice thereof from MCSI; provided that MCSI is not then in material violation or breach of any of its obligations under this Agreement.
(b)    Aura shall have the right, in its sole discretion, upon written notice to MetLife, to terminate the Term and this Agreement upon the occurrence of any of the following events:
(i)    a Change of Control of MCSI;
(ii)    any material breach by MetLife or its Affiliates of the Service Standards, once developed as contemplated hereby, subject to the notice and cure processes contained therein;

(iii)    a material MCSI Data Breach;
(iv)    any act or failure to act by MCSI, its Affiliates or any of their respective officers, director, managers, equityholders, partners, employees, independent contractors or other representatives’ whether pursuant to or in connection with this Agreement or the matters contemplated hereby or otherwise that has a non-de minimis and adverse impact on the reputation of Aura, including any non-de minimis violation of Law, or any accusation, claim, Action or investigation in respect thereof by any Governmental Entity or any MCSI Data Breach which shall, in each case, be deemed an act or failure to act having a non-de minimis and adverse impact on the reputation of Aura for purposes of this Agreement;
(v)    a Bankruptcy Event with respect to MCSI or MetLife; or
(vi)    a material violation or breach by MCSI of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by Aura or cured by MCSI by the date that is thirty (30) days after receipt by MCSI of written notice thereof from Aura; provided that Aura is not then in material violation or breach of any of its obligations under this Agreement.
8.4    Dispute Resolution.
(a)    In the event of any dispute arising between the Parties under this Agreement, including without limitation any claim of breach or other condition which may give a Party the right to terminate the Agreement pursuant to this Article 8, other than any such right pursuant to Sections 8.3(a)(i), (iii), (iv) or (v) or Sections 8.2(b)(i), (iii), (iv) or (v), the Party raising such dispute shall notify the other Party in writing (email sufficient for this purpose) of such dispute, with such notification shall include a description of the dispute and identity the provisions of this Agreement that have been breached giving rise to such dispute. For a period of sixty (60) days following the other Party’s receipt of such notification, the respective relationship managers of both Parties shall confer in good faith to resolve such dispute. If after such sixty (60)-day period the dispute remains unresolved, each Party shall escalate the dispute internally to its appropriate executives having final decision-making authority over the subject matter thereof, who shall confer in good faith to resolve the said dispute for an additional ninety (90) days. If the dispute or a part thereof still remains unresolved after the said periods, either Party may proceed to enforce its rights under this agreement through other available recourses (including termination rights under this Article 8) under this Agreement.
(b)    Notwithstanding the timelines, procedures, and requirements of Section 8.4(a), either Party may at any time bring a claim, suit, or other legal proceeding in any forum of competent jurisdiction with respect to a claim for preliminary injunctive relief or other equitable relief against an actual or threatened breach by the other Party or for other appropriate purpose.

ARTICLE 9
GENERAL PROVISIONS
9.1    Notices, Requests, and Consents. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, or (c) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:
if to Aura, to:
c/o: Aura Group, Inc.
250 Northern Ave, Third Floor
Boston, MA 02210
Attention: Damien Atkins
E-mail: damien@aura.com
with a copy (which shall not constitute notice) to:
Venable LLP
600 Massachusetts Ave N.W.
Washington, DC 20001
Attention: Alexei Cowett
E-mail: ajcowett@venable.com
101 California Street Suite 3800
San Francisco, CA 94111
Attention: Maryam Naghavi
E-mail: mnaghavi@venable.com
if to MetLife, to:
MetLife Consumer Services, Inc.
200 Park Avenue., 4th Floor
New York, NY 10016
Attention: [***]
E-mail: [***]
with a copy (which shall not constitute notice) to:
MetLife Consumer Services, Inc.
200 Park Avenue., 4th Floor
New York, NY 10016
Attention:    Law Department – USI
E-mail:     [***]

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.
9.2    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.
9.3    Headings. All headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
9.4    Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other documents, instruments and agreements specifically referred to herein or therein or delivered pursuant hereto or thereto set forth the entire understanding of the Parties hereto with respect to the transactions contemplated by this Agreement. All Schedules, Exhibits and Annexes referred to herein are intended to be and hereby are specifically made a part of this Agreement. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. For avoidance of doubt, this Agreement supersedes and replaces the Amended and Restated Distribution Agreement, effective June 22, 2023, by and between the Parties. This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, other than Article VII (which will be for the benefit of the indemnitees).
9.5    Governing Law. This Agreement and the Exhibits and Schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.
9.6    Arbitration. Any controversy or claim arising out of or relating to the formation, interpretation, performance or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, and whether in contract, tort, or otherwise, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The exclusive site of any arbitration conducted pursuant to this paragraph shall be in New York, New York.

9.7    Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by either Party without the prior written consent of the other Party, except that either Party may assign its obligations hereunder (other than any reinsurance obligations) to an Affiliate without the prior written consent of the other Party upon written notice to the other Party, provided that no such assignment shall relieve the applicable Party of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any attempted or purported assignment or delegation in violation of the terms of this Section 9.7 shall be null and void, ab initio.
9.8    Construction. For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires (b) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning (c) the terms “hereof,” “herein”, “hereunder”, “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) when a reference is made in this Agreement to a Section, paragraph, Exhibit, Annex or Schedule, such reference is to a Section, paragraph, Exhibit, Annex or Schedule to this Agreement unless otherwise specified; (e) the word “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified; (f) references to any Law are to such Law as amended, modified, supplemented or replaced from time to time and all rules and regulations promulgated thereunder, and to any section of any Law include any successor to such section; (g) reference to any “copy” of any contract or other document or instrument are to a true and complete copy thereof; (h) references to “dollars” or “$” mean U.S. dollars, unless clearly indicated to the contrary; (i) a reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns; and (j) in the instances where the phrase “email being sufficient” is used, such email shall be addressed to an executive member of the applicable Party as appropriate in the context requiring such email. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.
9.9    Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of Aura and MetLife. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

9.10    Counterparts. This Agreement may be executed in counterparts, and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of electronically transmitted signatures.
9.11    Specific Performance.
(a)    The Parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such Party is entitled at law, in equity, in contract, in tort or otherwise.
(b)    The Parties hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of either Party under this Agreement all in accordance with the terms of this Section 9.11.
(c)    Neither Party shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, all in accordance with the terms of this Section 9.11.
[Signature Pages Follow]

[Signature Page to Aura/ML Distribution Agreement]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date specified above.

MetLife Consumer Services, Inc.

By:	/s/ Bradd Chignoli
Name: Bradd Chignoli
Title: President

Aura Sub, LLC

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran
Title: CEO

Aura Group, Inc.

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran
Title: CEO

Schedule A
Pango Group
[***]

Schedule D
Wholesalers
[***]

Schedule E
Marketing Flow down Requirements
[***]

Schedule F
Current MetLife Bundled Products
[***]

Schedule G
Training Requirements
[***]

Schedule I
IT Controls Requirements
[***]

Exhibit A
Initial Approved Materials
[To be agreed by the Parties following signing]

Exhibit B
Service Standards
[To be agreed by the Parties following signing]

Exhibit C
Form of Warrant
[See attached]

Final Form
THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN OR SHALL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR APPLICABILITY OF A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE “SECURITIES LAWS”).
THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN, AND SHALL NOT UPON ISSUANCE BE, REGISTERED UNDER ANY APPLICABLE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH SECURITIES LAWS.
THE TRANSFER (AS SUCH TERM IS DEFINED IN THAT CERTAIN THIRD AMENDED AND RESTATED VOTING AGREEMENT, DATED AS OF OCTOBER 8, 2021, BY AND AMONG THE COMPANY (AS DEFINED BELOW) AND HOLDERS OF STOCK OF THE COMPANY (AS AMENDED FROM TIME TO TIME, THE “VOTING AGREEMENT”)) OF THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE VOTING AGREEMENT. ANY TRANSFER OF THIS WARRANT OR THE SECURITIES ISSUABLE HEREUNDER SHALL BE NULL AND VOID AB INITIO UNLESS SUCH TRANSFER IS IN COMPLIANCE WITH TERMS OF THIS WARRANT AND THE VOTING AGREEMENT. A COPY OF THE VOTING AGREEMENT HAS BEEN FURNISHED TO THE HOLDER (AS DEFINED BELOW) PRIOR TO THE DATE OF THIS WARRANT.
WARRANT TO PURCHASE SHARES OF COMMON STOCK

No. [ ● ]	[ ● ]
THIS WARRANT CERTIFIES THAT, for value received, [METLIFE CONSUMER SERVICES, INC.]1 (the “Holder”), is entitled to subscribe for and purchase from AURA GROUP, INC. (the “Company”), the Exercise Shares (as defined below) at the Exercise Price (as defined below) from time to time during the Exercise Period (as defined below) and pursuant to the terms and conditions of this Warrant. This Warrant is being issued in connection with, and as a part of the transactions contemplated by, that certain Distribution Agreement, dated as of February 22, 2022, by and between the Company and MetLife Consumer Services, Inc. (the “Distribution Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Distribution Agreement.
1 Party to be MCSI or designee of MCSI.

1.    Definitions. As used herein, the following terms shall have the following respective meanings (the terms not defined in this Section 1 shall have the meaning ascribed thereto in the body of this Warrant):
(a)    “Board” means the Board of Directors of the Company.
(b)    “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are required or permitted to be closed in the State of New York or the State of Massachusetts.
(c)    “Change in Control Transaction” means any transaction or series of related transactions that results in, in respect of any entity (whether or not subject to the provisions of the Exchange Act), (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act (as defined below)) of securities representing more than 50% of the combined voting power of the entity being acquired by any “person” or “group” of persons as defined in sections 13(d) and 14(d) of the Exchange Act (other than such entity, any subsidiary or holding company of such entity at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by equityholders of such entity, or any trustee or other fiduciary holding securities under an employee benefit plan of such entity), (ii) the merger or consolidation of such entity with or into another entity where the equityholders of such entity, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, equity securities representing in the aggregate 50% or more of the combined voting power of the securities of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent company, if any) in substantially the same proportion as their ownership of such entity immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of such entity’s assets to an entity, other than a sale or disposition by such entity of all or substantially all of such entity’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of such entity, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of such entity immediately prior to such sale or disposition.
(d)    “Company Expenses” means all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $75,000, of one counsel for the Selling Holders.
(e)    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, in each case pursuant to the transactions contemplated by Section 9.1 hereof, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to
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make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
(f)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.
(g)    “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the common stock of the Company; or (iv) a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered.
(h)    “Exercise Period” means [ ● ].2
(i)    “Exercise Price” means $7.26 per share, subject to adjustment pursuant to Section 6 below.
(j)    “Exercise Shares” means [ ● ]3 shares of common stock of the Company, par value $0.0001 per share.
(k)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(l)    “HSR” means Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.
(m)    “IPO” means the Company’s first underwritten public offering of its common stock under the Securities Act.
(n)    “IRA” means the Third Amended and Restated Investment Rights Agreement, dated as of October 8, 2021, by and among the Company and certain of its stockholders (as amended from time to time).
2 To be 10 years from the date of the issuance of the first warrant under the Distribution Agreement for any warrants issued prior to the eighth-year anniversary of such date and 2 years after issuance for any warrants issued after the eighth anniversary of such date.
3 To be equal to the number of shares to be purchased upon the exercise of this warrant as determined pursuant to Section 4.3 of the Distribution Agreement.
3

(o)    “Pango Sale” means any transaction or series of related transactions that results in, in respect of CF Intermediate Holdings, LLC (“Pango Holdings”), (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of Pango Holdings being acquired by any “person” or “group” of persons as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary of the Company), (ii) the merger or consolidation of Pango Holdings with or into another entity where the Company would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, equity securities representing in the aggregate 50% or more of the combined voting power of the securities of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent company, if any), or (iii) the sale or other disposition of all or substantially all of Pango Holdings’ assets to an entity, other than a sale or disposition by Pango Holdings of all or substantially all of its assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by the Company; provided that in the case of clauses (i), (ii) and (iii) above, the person or group of persons which is the acquirer of such securities or assets is not, at the time of such transaction, beneficially owned 50% or more by persons which beneficially own 50% or more of the combined voting power of the Company.
(p)    “Pango Spin Off” means any spin-off, split-off or similar reorganization or any other transaction resulting in Pango Holdings and its subsidiaries (or any material portion thereof) ceasing to be wholly owned, directly or indirectly, by the Company that does not constitute a Pango Sale.
(q)    “Person” means any individual, firm, corporation, partnership, trust, limited liability company, association or other entity.
(r)    “Reorganization” means the reorganization of the Company, which was consummated on December 31, 2021, as a part of which, among other things, Pango Holdings was formed and the entities that are subsidiaries of Pango Holdings as of the date of the Distribution Agreement were contributed to and became subsidiaries of Pango Holdings.
(s)    “SEC” means Securities Exchange Commission.
(t)    “Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.
(u)    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of securities in a Public Offering by the Holder, and the fees and disbursements for counsel for the Holder, other than the Company Expenses.
(v)    “Selling Holders” means the Holder, to the extent determining to have any equity securities of the Company included in a registration statement under the Securities
4

Act in respect of a Public Offering pursuant to Section 9.1 hereof, and any other holders of the equity securities of the Company whose equity securities are included in a Public Offering pursuant to Section 2.2 of the IRA.
2.    Exercise of Warrant.
2.1    Exercise. This Warrant may be exercised in respect of the Exercise Shares, in whole or in part, at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):
(a)    An executed Notice of Exercise in the form attached hereto as Exhibit A;
(b)    To the extent that the Holder is not already a party thereto and such agreement has not otherwise been terminated or expired in accordance with its terms, an executed Adoption Agreement, in the form attached to the Voting Agreement (the “Adoption Agreement”);
(c)    Other than as contemplated by Section 2.2 hereof, payment of an amount equal to (i) the number of the Exercise Shares being exercised multiplied by (ii) the Exercise Price (the “Purchase Price”), either in cash or by check, by notice of cancellation of indebtedness of the Company or any of its subsidiaries to Holder, any combination thereof or other form of consideration acceptable to the Company; and
(d)    This Warrant (or the Warrant issued in replacement hereof pursuant to Section 10).
2.2    Net Exercise. In lieu of exercising this Warrant as specified in Section 2.1(c), Holder may elect to exchange the purchase rights represented by this Warrant (or the portion thereof being exercised), by surrender of this Warrant at the principal office of the Company together with notice of such election, for an aggregate number of Exercise Shares equal to the result of the following formula:

X =	Y (A — B)
A
Where:
X –    The number of Exercise Shares to be received upon such cashless exercise of this Warrant pursuant to this Section 2.2.
Y –    The total number of Shares for which this Warrant (or portion thereof) is being exercised pursuant to this Section 2.2.
A –    The fair market value of one share of common stock of the Company, par value $0.0001 per share (a “Share”).
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B –    The Exercise Price.
Any reference in this Warrant to “exercise” of this Warrant, and the use of the term “exercise” herein, shall be deemed to include, without limitation, any cashless exercise pursuant to this Section 2.2. The fair market value of the Shares shall be determined pursuant to Section 2.3 below. Notwithstanding anything herein to the contrary, to the extent any exercise of the Warrants pursuant to the terms of this Section 2.2 results in, or would result in, a requirement for the payment of any withholding Tax in any applicable jurisdiction by the Company, the Holder shall be required to exercise that portion of the Warrant in respect of the applicable number of Exercise Shares pursuant to the terms of Section 2.1(c), such that the Purchase Price to be paid is at least equal to the amount of such withholding Tax (and which Purchase Price payment may be used for such purposes).
This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the Exercise Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such Exercise Shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.
2.3    Fair Market Value. If the Shares (or any other securities, cash or other property to which this Warrant may apply (for purposes of this section, the same are included in references to “Shares”)) are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s Shares into which the Shares are convertible) reported for the Business Day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, (i) other than where the Warrant is being exercised in connection with a Change of Control Transaction or other transaction involving a sale, transfer or other disposition of the common stock or any rights thereto, the Board shall determine the fair market value of the Shares in its reasonable good faith judgment, subject to adjustment in connection with the valuation mechanism described below, and (ii) where the Warrant is being exercised in connection with a Change of Control Transaction or other transaction involving a sale, transfer or other disposition of the common stock or any rights thereto, the fair market value of the Shares shall be the value or implied value, as applicable, of such Shares in such transaction. The foregoing notwithstanding, if Holder advises the Board in writing that Holder disagrees with such determination, then at the Holder’s option (at its sole discretion) either (x) the valuation shall be the value per share from the most recent third party valuation performed in respect of the applicable class of securities by the Company (such as a 409A valuation), if any, or (y) the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation, which value shall, if higher than the value proposed by the Board, be used as the then-applicable fair market value for such purposes. If the Company and Holder are unable to agree on such investment banking firm, then the Company shall select three reputable investment banking firms of nationally recognized standing, and from those three firms Holder shall select one to undertake such valuation. If the valuation of such investment banking firm is greater by more than 3% than that determined by the Board, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.
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2.4    Share Certificates.
(a)    Upon the exercise of this Warrant in respect of the Exercise Shares and the receipt by the Company of the Purchase Price therefor, or upon an exercise in connection with Section 2.2, as applicable, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or, subject to any applicable transfer restrictions and the consent of the Company (not to be unreasonably withheld, delayed or conditioned), persons who or which are Permitted Transferees (as defined in the Voting Agreement) of the Holder, if the Holder so designates, shall be issued and delivered to the Holder or such Permitted Transferee upon written request of the Holder and within a reasonable time after this Warrant shall have been so exercised in respect of such Exercise Shares. In the event that this Warrant is being exercised for less than all of the then-current number of the Exercise Shares exercisable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which the Vested Shares are then being exercised, issue a new Warrant exercisable for the remaining number of the Exercise Shares exercisable hereunder.
(b)    The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the applicable Purchase Price was made or the exercise pursuant to Section 2.2 occurred, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
3.    Covenants of the Company as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of this Warrant shall, upon issuance, be validly issued and outstanding, and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company shall, at all times during the applicable Exercise Period with respect to any Exercise Shares, have authorized and reserved, free from preemptive rights and not otherwise reserved for any other purpose, a sufficient number of Shares to provide for the exercise of all Exercise Shares. If at any time during the applicable Exercise Period relating to the Exercise Shares the number of authorized but unissued Shares shall not be sufficient to permit exercise of such Exercise Shares, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of its authorized but unissued Shares to such number of shares as shall be sufficient for such purposes in addition to all other purposes of the Company requiring the reservation of authorized but unissued Shares.
4.    Further Assurances. The parties shall use commercially reasonable efforts to take any and all necessary actions in connection with the issuance of the Exercise Shares upon the exercise of this Warrant in respect of any Exercise Shares in order to comply with all applicable laws and regulations, including, without limitation, any filing requirements under the HSR Act.
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5.    Representations of Holder. The Holder hereby represents and warrants to the Company that:
5.1    Purchase Entirely for Own Account. This Warrant, and the Exercise Shares issuable upon exercise of this Warrant, will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to this Warrant or any of the Exercise Shares.
5.2    Disclosure of Information. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and the Exercise Shares and the business, properties, prospects and financial condition of the Company.
5.3    Investment Experience. The Holder is an investor in securities of companies in the same stage of development as the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant.
5.4    Accredited Investor. The Holder represents that it is an “accredited investor” within the meaning of Rule 501 of the Securities Act.
5.5    Restricted Securities. The Holder understands that this Warrant and the Exercise Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being, or will be, acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
5.6    Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to Transfer all or any portion of this Warrant or the Exercise Shares except as expressly set forth in and permitted by the Voting Agreement, and otherwise in compliance with the provisions of the Securities Act, and any Transfer or purported Transfer of this Warrant or the Exercise Shares that is not in compliance with this Section 5.6 shall be null and void ab initio.
5.7    Legends. The Holder understands and agrees that all certificates evidencing any Exercise Shares to be issued to the Holder may bear any legend required by the Voting Agreement.
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6.    Adjustment of Exercise Price and Number of Exercise Shares; Dividends; Corporate Events.
(a)    In the event of changes in the outstanding number of shares of common stock of the Company by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, reorganizations or liquidations (including in connection with a Change in Control Transaction unless this Warrant is otherwise terminated pursuant to Section 10.2), the number and class of Exercise Shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted (as determined in good faith by the Board) to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event requiring adjustment and had the Holder continued to hold such shares until after such event; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 10. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant. If the Company declares or pays a dividend on its Shares payable in Shares or other securities, or subdivides the outstanding Shares into a greater amount of Shares, then upon exercise of this Warrant, for each Exercise Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Exercise Shares of record as of the date the dividend or subdivision occurred. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of Shares, the Exercise Price shall be proportionately increased and the number of Exercise Shares as to which this Warrant is exercisable shall be proportionally decreased. The Company shall not take any action, by amendment of its certificate of incorporation or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of intentionally avoiding or intentionally seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. Upon each adjustment of the Exercise Price (including pursuant to Section 6(b)), Class, Series and/or number of Exercise Shares, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.
(b)    Notwithstanding anything to the contrary herein, in connection with a Pango Spin Off or Pango Sale, the Holder shall not participate in any dividends or distributions declared or made by the Company to the holders of its equity securities to effect the Pango Spin Off (though any dividend or distribution declared or made by the Company at such time, or in connection therewith, that is not solely for purposes of effecting the Pango Spin Off would not be so effected (for example, dividends of cash at the time of the Pango Spin Off)) or of the proceeds of the Pango Sale, as applicable, but the Exercise Price for the Exercise Shares shall be adjusted immediately upon the consummation of the Pango Spin Off or Pango Sale, as applicable, by reducing the Exercise Price by $2.57 per share; provided that, the foregoing shall not apply in respect of (i) any Exercise Shares acquired prior to or in connection with such Pango Spin Off or
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Pango Sale pursuant to the exercise of this Warrant or any other Warrant or (ii) any other shares of capital stock (other than, for avoidance of doubt, this Warrant or any other Warrant held by the Holder) owned by such Holder prior to such Pango Spin Off or Pango Sale. For the avoidance of doubt, if the Company reasonably determines that making a dividend or distribution to its stockholders (including the Holder) in the form of equity securities is more advantageous (from a tax perspective or otherwise) to the Company and its stockholders to effect the Pango Spin-Off, the Company may elect to make such distribution or dividend to its stockholders (including the Holder), but with respect to all such equity securities distributed to the Holder, the Company shall have the right to repurchase, immediately following the consummation of the Pango Spin Off or at such other time as is reasonably determined by the Company, the entirety of such equity securities representing Pango Holdings or its applicable subsidiaries from the Holder for an aggregate purchase price of [***].
(c)    In addition to the reduction to Exercise Price contemplated by Section 6(b) above, in the event that prior to or in connection with a Pango Spin Off or Pango Sale, as applicable, the Company transfers any of the assets or properties of the Company or its Affiliates (other than Pango Holdings and its subsidiaries as of the date of the Distribution Agreement) to Pango Holdings or any of its subsidiaries, or Pango Holdings or any of its subsidiaries transfers any of its liabilities or obligations to the Company or its other Affiliates, the Company and the Holder shall negotiate together in good faith to determine an appropriate reduction of Exercise Price to reflect the fair market value of such assets or properties or liabilities or obligations, as applicable; provided that (i) such price adjustment shall not apply to any de minimis transfers undertaken in good faith for valid business purposes relating to the business of Pango Holdings and its subsidiaries as of the date of the Distribution Agreement or any future business unrelated to the business of Aura and its other Affiliates, and (ii) if the Company and the Holder do not reach an agreement as to the appropriate adjustment to the Exercise Price on a reasonably prompt basis then the Company and the Holder shall promptly agree in good faith upon a reputable, nationally recognized investment banking firm to determine the appropriate reduction to the Exercise Price and if the Company and the Holder are unable to agree on such investment banking firm, then Holder shall select three reputable investment banking firms of nationally recognized standing, and from those three firms the Company shall select one to undertake such valuation (with the Company and the Holder bearing the costs and expenses of such investment bank(s) on a 50-50% basis. For the avoidance of doubt, (x) in no event shall any such process result in an increase to Exercise Price and (y) the Exercise Price shall be reduced by the value for the reduction to the Exercise Price determined by such investment banking firm ultimately selected in the immediately preceding subclause (ii) in connection with such Pango Spin Off or Pango Sale.
7.    Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to
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the product resulting from multiplying the then current fair market value (as determined by the Company’s Board in good faith) of an Exercise Share by such fraction.
8.    Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), in any case consistent with the requirements of the Company in respect of similar situations with other equity securities and other holders thereof, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
9.    Stockholder Rights. Except as otherwise specifically provided herein or in the Voting Agreement, the Holder shall not have any rights as a stockholder of the Company. The Holder shall have the following rights with respect to any Exercise Shares so long as it continues to hold such Exercise Shares:
9.1    Registration Rights.
(a)    If the Company proposes to register (for its own account or for the account of stockholders of the Company and in each case solely for cash, including by filing a Form S-3) its shares of common stock (or any equity securities convertible or exchangeable for its shares of common stock) under the Securities Act in connection with a public offering of such securities, other than an Excluded Registration (a “Public Offering”), the Company shall, at such time, promptly give the Holder a notice of such registration. Upon the request of the Holder given within ten (10) days after such notice is given by the Company, the Company shall, subject to Section 9.1(b), cause to be registered all of the Exercise Shares that the Holder has requested to be included in such registration, provided that the Holder shall be bound by the same method of distribution that is proposed to be used by the Initiating Holders (as defined below) in such offering. The Holder shall furnish to the Company such information regarding itself and its Exercise Shares as is reasonably requested by the Company to effect the registration of such shares in such Public Offering. To the extent permitted by law, the Holder shall indemnify and hold harmless the Company, and each of its directors, officers who have signed the registration statement, Persons who control the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Selling Holder, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon statements or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and the Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this sentence shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, delayed or conditioned; and
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provided further that in no event shall the aggregate amounts payable by the Holder under this Section 9.1(a) exceed the proceeds from the offering received by the Holder (net of any Selling Expenses paid by the Holder), except in the case of fraud or willful misconduct by the Holder. To the extent permitted by law, the Company will indemnify and hold harmless the Holder, and the partners, members, officers, directors, and stockholders of the Holder; legal counsel and accountants for the Holder; any underwriter (as defined in the Securities Act) for the Holder; and each Person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each of the Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which such Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this sentence shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon statements or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any of the Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration. Such indemnification requirements shall be subject to the obligations of the indemnified party and indemnifying party, as applicable, in Sections 2.8(c) - (f) of the IRA, and the parties hereto agree to be bound to such provisions for such purposes hereunder.
(b)    If the Public Offering is proposed to be by means of an underwriting, the right of the Holder to include its Exercise Shares in such Public Offering shall be conditioned upon the Holder’s participation in such underwriting by executing and delivering to the Company the underwriting agreement in customary form with the underwriter(s) selected for such underwriting. If the managing underwriter(s) advise(s) the Company or the holders of securities that are proposed to be included in such underwritten offering in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of the Exercise Shares to be included in such offering shall be subject to the appropriate cutbacks so as to not jeopardize the success of the offering. If the Public Offering is being made in connection with the exercise by a stockholder or a group of stockholders of the Company (such stockholder(s), the “Initiating Holders”) of their demand registration rights pursuant to the terms of the IRA, the number of Exercise Shares that the Holder may elect to include in such Public Offering shall be subject to the rights of the Initiating Holders under the IRA to include their proposed number of shares in such offering. The Company shall be obligated to the Holder to undertake the obligations of the Company set forth in (i) Section 2.4 of the IRA in respect of any such Public Offering as contemplated by this Section 9.1 and (ii) Section 2.9 of the IRA in all respects.
(c)    The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date that is 180 days from such date (plus an additional period, not to exceed 18 days, as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research
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reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (x) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Exercise Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Exercise Shares, or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Exercise Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 9.1(c) shall apply only to the IPO, but shall not apply to (1) any such securities acquired by the Holder in or subsequent to the IPO, or (2) the sale of any shares to an underwriter pursuant to an underwriting agreement, and provided further that any such transfer shall not involve a disposition for value. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 9.1(c) or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to the Holder on a pro rata basis as applied to the other Selling Holders based on the number of shares subject to such agreements.
(d)    The Company shall have the right to terminate, withdraw or delay any registration initiated by it under this Section 9.1 before the effective date of such registration, whether or not the Holder has elected to include all or a portion of the Vested Shares in such registration, without any liabilities or obligations to the Holder, provided that the expenses of such withdrawal (other than Selling Expenses) shall be borne by the Company. In no event shall the Holder have any right to obtain or seek an injunction restraining or otherwise delaying any Public Offering as the result of any controversy that may arise with respect to the interpretation or implementation of any of the provisions in Section 2 of the IRA.
(e)    For so long as the Company has an effective registration statement pursuant to Rule 415 under the Securities Act or an automatic shelf registration statement pursuant to Rule 405 under the Securities Act, the Holder will have the right at any time or from time to time to elect to have all or any portion of the Exercise Shares registered pursuant to such registration statement and included therein, and sell pursuant to an offering (including an underwritten offering) all or any portion of the Exercise Shares pursuant to such registration statement (“Shelf Registrable Securities”). If the Holder desires to sell Shelf Registrable Securities pursuant to an underwritten offering, then the Holder shall deliver to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that the Holder desires to sell pursuant to such underwritten offering (the “Shelf Offering”). The Company will, as soon as reasonably possible (and in any event within 20 days after the receipt of a Shelf Offering Notice) use commercially reasonable efforts to consummate such Shelf Offering.
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9.2    Information Rights. The Company shall deliver to the Holder the same financial information furnished to the Major Investors (as defined in the IRA) as and when such information is provided to the Major Investors pursuant to Section 3.1 of the IRA.
10.    Termination; Change in Control Transactions.
10.1    Expiration of the Exercise Period. This Warrant and the rights and obligations of the parties hereunder (other than the rights of the Holder pursuant to Section 8) shall terminate upon the expiration of the Exercise Period.
10.2    Treatment of Warrant in Change in Control Transaction, IPO, Direct Listing or SPAC Transaction.
(a)    Prior to the consummation of a Change in Control Transaction, the Company shall provide to the Holder ten (10) Business Days advance written notice (the “Change in Control Notice”). The Company may elect to terminate this Warrant upon the consummation of a Change in Control Transaction by providing notice of such intent to the Holder in the Change in Control Notice. If the Company does not elect to terminate this Warrant pursuant to the immediately foregoing sentence, the Holder may elect to terminate this Warrant by providing the Company with notice of such intent within three (3) Business Days following the date of the Change in Control Notice. If this Warrant is terminated by the Company or the Holder pursuant to the second or third sentence of this Section 10.2(a), then any Exercise Shares subject to this Warrant immediately prior to the consummation of such Change in Control Transaction shall be deemed automatically exercised and converted into Exercise Shares without any action required on the part of the Holder or the Company and the Holder shall be entitled to receive, with respect to such Exercise Shares and after deducting the applicable Purchaser Price therefor or effecting net exercise pursuant to Section 2.2 hereof (at the sole discretion of the Holder), the same type and per share amount of consideration as other holders of shares of common stock of the Company would receive upon the consummation of such Change in Control Transaction. If neither of the Company or the Holder elects such exercise, upon the closing of such Change in Control Transaction, the acquiring, surviving or successor entity shall assume this Warrant and the obligations of the Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the Exercise Shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such Exercise Shares had been issued and outstanding on and as of such closing, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such closing; and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.
(b)    If any direct or indirect parent company or subsidiary of the Company effects an IPO or a direct listing where following such direct listing such Person has any class of equity securities listed on a nationally recognized stock exchange in the United States or foreign stock exchange of similar class, or enters into a transaction or series of related transactions (whether by merger, consolidation, reorganization, business combination or otherwise) among such Person, a “blank check” entity using proceeds raised pursuant to an initial public offering or other special purpose acquisition company (a “SPAC”) and one or more other parties (if any)
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pursuant to which the business of the Company becomes part of an entity which is listed on a nationally recognized stock exchange in the United States or foreign stock exchange of similar class, Holder shall have the same rights and obligations as other holders of shares of common stock of the Company.
11.    Miscellaneous
11.1    Transfer of Warrant.
(a)    Subject to the other terms and conditions hereof (including Section 5.6 and Section 11.1(b)), this Warrant and all rights hereunder may be Transferred by the Holder only upon the prior written consent of the Company. Any permitted transferee shall also become a party to the Voting Agreement by and executing and delivering the Adoption Agreement to the Company.
(b)    Notwithstanding anything to the contrary herein or in the Voting Agreement, the Holder may Transfer all or a portion of its Exercise Shares (the “ROFO Shares”) to a third-party purchaser without the consent of the Board following February 22. 2029 by first providing the Company a written notice (“ROFO Transfer Notice”) indicating its intention to sell and the price at which it is willing to make such sale. The Company may elect to purchase all, but not less than all, of such ROFO Shares at the price stipulated in the ROFO Transfer Notice by giving written notice (a “ROFO Exercise Notice”) to the Holder within thirty (30) days after the ROFO Transfer Notice was given and executing definitive, binding documentation in respect of such purchase (in customary form, on terms reasonably acceptable to the Company and the Holder, which shall not include any financing conditionality, any representations or warranties of the Holder other than customary fundamental representations and representations, including but not limited to title to the Exercise Shares, transfer for own account, and transfer in compliance with securities laws (and for the avoidance of doubt excluding any representations regarding the Company, its business, its operations or its condition or performance (financial or otherwise), any restrictive covenants or any indemnification obligations binding on the Holder other than for beach of the representations and warranties provided by the Holder) at any time within forty-five (45) days after the ROFO Transfer Notice was given. If the Company does not timely give a ROFO Exercise Notice, then the Holder may sell such ROFO Shares at the price set forth in the ROFO Notice or any higher price to any third-party purchaser within One Hundred Eighty (180) days of the date of the ROFO Transfer Notice (after which point the Holder will again be subject to the obligations of this Section 11.1(b) in respect of such Exercise Shares); provided that (i) such sale shall be in compliance with all applicable securities laws, (ii) in no event shall such third-party purchaser be a competitor of the Company (as determined in good faith by the Board) or a material customer, distributor or supplier of the Company if the Board reasonably and good faith determines that such Transfer to such customer, distributor or supplier would result in such customer, distributor or supplier receiving information that would place the Company at a material competitive disadvantage with respect to such customer, distributor or supplier; provided that, in connection with any ROFO Transfer Notice the Holder shall have the right to request from the Company, and the Company shall promptly (and in any event within 10 Business Days) provide, a list of all such competitors,
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customers, distributors and suppliers (prepared in good faith by the Company as determined in good faith by the Board) and a sale to any person or entity not on such list shall not be deemed to be in breach of this clause (ii), and (iii) without the prior written consent of the Company (not to be unreasonably withheld, condition or delayed), following such Transfer to such third-party purchaser, such third-party purchaser, together with its Affiliates, shall hold at least 20% of all equity securities of the Company held by the Holder immediately prior to such Transfer.
11.2    Notice, Etc.. All notices or other communications required or permitted under this Warrant shall be in writing and shall be (a) delivered personally, (b) sent by e-mail (without indication of delivery failure), or (c) sent by registered or certified mail or by overnight courier service, in each case, to the addresses set forth below (or to such other address as a party may provide to the other in compliance with this Section 11.2). Any notice or other communication delivered personally or sent by registered or certified mail or by overnight courier service will be deemed given at the local time of the recipient upon receipt. Any notice or other communication delivered via e-mail (without indication of delivery failure) will be deemed given at the local time of the recipient upon transmission.
if to the Company:
c/o: Aura Group, Inc.
15 Network Drive, Burlington, MA 01803
Attention: Damien Atkins
E-mail: damien@aura.com
with a copy (which shall not constitute notice) to:
Venable LLP
600 Massachusetts Ave N.W.
Washington, DC 20001
Attention: Alexei Cowett
E-mail: ajcowett@venable.com
101 California Street Suite 3800
San Francisco, CA 94111
Attention: Maryam Naghavi
E-mail: mnaghavi@venable.com
If to the Holder:
MetLife Customer Services, Inc.
Attention: [***]
200 Park Avenue
New York, NY 10166
E-mail: [***]
Tel: [***]
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with a copy (which shall not constitute notice) to:
[***]
200 Park Avenue
New York, NY 10166
E-mail: [***]
11.3    Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
11.4    Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and performed entirely in Delaware. The venue for any claim, controversy or dispute which arises between the parties hereto (with respect to this Warrant) shall be the United States District Court for the District of Delaware (or state court if federal jurisdiction does not apply) and the parties hereby consent to the jurisdiction of such court and waive any objection to such venue. THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTES ARISING UNDER THIS WARRANT AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.
11.5    Amendment and Waiver. Any term of this Warrant may be amended by written consent of both the Company and the Holder. The observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party having the right to provide such waiver. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Holder and each future holder of this Warrant.
11.6    Confidentiality. The provisions of Section 3.5 of the IRA shall apply to the Holder, its affiliates and its representatives (including the Holder’s observer on the Board) as if the Holder were a party to the IRA.
11.7    No Relationship. The Company acknowledges and agrees that this Warrant is not intended to establish, and shall not establish, an investment advisory or other fiduciary relationship among the Holder or any of its Affiliates, on the one hand, and, on the other hand, the Company, its Affiliates or any of their respective officers, directors, shareholders, partners, members, employees, agents or representatives (“Company Parties”), whereby the Holder or any of its Affiliates serves as an investment adviser or other fiduciary agent to any Company Party or that would otherwise result in the Holder or any of its Affiliates meeting the definition of investment adviser in Section 202(a)(11) of the Investment Advisers Act of 1940, with respect to any of the Company Parties. Furthermore, the Company, on behalf of itself and the Company Parties, acknowledges and agrees that the Company Parties are not relying upon the Holder or any of its Affiliates for investment advice, analysis or recommendations regarding any investment or potential investment.
17

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

AURA GROUP, INC.

By:

Name:
Title:

[METLIFE CONSUMER SERVICES, INC.]

By:

Name:
Title:
18

EXHIBIT A
NOTICE OF EXERCISE
To: Aura Group, Inc.
The undersigned hereby elects to purchase shares (the “Shares”) of common stock, par value $0.0001 per share, of [ ● ] (the “Company”) pursuant to the terms of the attached Warrant (the “Warrant). The Holder hereby elects to exercise the Warrant in respect of such Shares in the manner contemplated by:
______Section 2.2(c) of the Warrant (Cash Exercise)
______Section 2.3 of the Warrant (Net Exercise)
If Section 2.2(c) is selected above, payment of the applicable Purchase Price (as defined in the Warrant), in the total amount of $_______, required under the Warrant accompanies this Notice of Exercise.
The undersigned hereby represents and warrants that the representations and warranties set forth in Section 5 of the Warrant are true and correct with respect to the undersigned as though made by the undersigned on and as of the date hereof.
Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(sre)

(Print name)

Exhibit D
Description of Data Shared and Services Provided
[To be agreed by the Parties following signing]

COVERED PRODUCT SCHEDULE
[***]

COVERED PRODUCT SCHEDULE
[***]

SOW Schedule A
Effective as of the date of the Agreement, the Initial Covered Products are:
[***]

SOW Schedule C-1
Aura Current Customers
[***]

Aura Customer & Program Listing
[***]

SOW Schedule C-2
Aura Prospective Customers
[***]

SOW Schedule H
Sample Net Revenue Calculation
[***]

COVERED PRODUCT SCHEDULE
FEDVIP Product
[***]